Exhibit 10.12(a)

PARTICIPATION AGREEMENT

Dated as of September 14, 1999

among

SABRE INC.,

as the Construction Agent and as the Lessee,

FIRST SECURITY BANK, NATIONAL ASSOCIATION,

not individually, except as expressly

stated herein, but solely as the Owner Trustee

under the TSG Trust 1999-1,

THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
TIME TO TIME,

as the Holders,

THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
TIME TO TIME,

as the Lenders,

and

BANK OF AMERICA, N.A.,

as the Agent for the Lenders

and respecting the Security Documents,

as the Agent for the Lenders and the Holders,

to the extent of their interests

BANC OF AMERICA SECURITIES LLC,

as Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

SECTION 1. THE LOANS.
SECTION 2. HOLDER ADVANCES.
SECTION 3. SUMMARY OF TRANSACTIONS.
3.1. Operative Agreements.
3.2. Property Purchase.
3.3. Construction of Improvements; Commencement of Basic Rent.
3.4. Ratable Interests of the Lenders.
SECTION 4. THE CLOSINGS.
4.1. Initial Closing Date.
4.2. Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances.
SECTION 5. FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE’S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.
5.1. General.
5.2. Procedures for Funding.
5.3. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Initial Closing Date and the Advance of Funds for the Acquisition of a Property.
5.3A Conditions to the Obligations of the Lessee.
5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Advance of Funds after the Acquisition Advance.
5.5. Additional Reporting and Delivery Requirements on Completion Date and on Construction Period Termination Date.
5.6. The Construction Agent Delivery of Construction Budget Modifications.
5.7. Restrictions on Liens.
5.8. Payments.
5.9. Unilateral Right to Increase the Holder Commitments and the Lender Commitments.
5.10. Plans and Specifications.
5.11. Amounts Received in Regard to Collateral.
SECTION 6. REPRESENTATIONS AND WARRANTIES.
6.1. Representations and Warranties of the Borrower.
6.2. Representations and Warranties of the Construction Agent and the Lessee.
6.3. Representations of each Lender and Holder.
SECTION 7. PAYMENT OF CERTAIN EXPENSES.
7.1. Transaction Expenses.
7.2. Brokers’ Fees.
7.3. Certain Fees and Expenses.
7.4. Unused Fee.
7.5. Engagement Letter Fees.
7.6. Upfront Fee.
SECTION 8. OTHER COVENANTS AND AGREEMENTS.
8.1. Cooperation with the Construction Agent or the Lessee.
8.2. Covenants of the Owner Trustee.
8.2A. Covenants of the Holders.
8.3 The Lessee Covenants, Consent and Acknowledgment.
8.3A. Additional Affirmative Covenants of the Lessee.
8.3B. Additional Negative Covenants of the Lessee.
8.4. Sharing of Certain Payments.
8.5. Grant of Easements, etc.
8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee.
8.7. Collection and Allocation of Payments and Other Amounts.
8.8. Release of Properties, etc.
SECTION 9. CREDIT AGREEMENT AND TRUST AGREEMENT.
9.1. The Construction Agent’s and the Lessee’s Credit Agreement Rights.
9.2. The Construction Agent’s and the Lessee’s Trust Agreement Rights.

i

SECTION 10. TRANSFER OF INTEREST.
10.1. Restrictions on Transfer.
10.2. Effect of Transfer.
10.3 Replacement of Lenders and Holders Which Do Not Consent to Renewal Terms.
SECTION 11. INDEMNIFICATION.
11.1. General Indemnity.
11.2. General Tax Indemnity.
11.3. Increased Costs, Illegality, etc.
11.4. Funding/Contribution Indemnity.
11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.
11.6. Additional Provisions Regarding Environmental Indemnification.
11.7. Additional Provisions Regarding Indemnification.
11.8. Indemnifications Provided by the Owner Trustee in Favor of the Other Indemnified Persons.
SECTION 12. MISCELLANEOUS.
12.1. Survival of Agreements.
12.2. Notices.
12.3. Counterparts.
12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.
12.5. Headings, etc.
12.6. Parties in Interest.
12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.
12.8. Severability.
12.9. Liability Limited.
12.10. Rights of the Lessee.
12.11. Further Assurances.
12.12. Calculations Under Operative Agreements.
12.13. Confidentiality.
12.14. Financial Reporting/Tax Characterization.
12.15. Set-off.
12.16. Delivery of Documentation.
12.17. Reliance by Agent.
12.18. Usury Savings Provision.
12.19. ENTIRE AGREEMENT.

SCHEDULES

Schedule 12.2 - Notices

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Officer’s Certificate - Section 5.3(z)

D- Form of Secretary’s Certificate - Section 5.3(aa)

E - Form of Officer’s Certificate - Section 5.3(bb)

F - Form of Secretary’s Certificate - Section 5.3(cc)

G - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(dd)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ee)

ii

I - Form of Officer’s Certificate - Section 5.5

J - Description of Material Litigation - Section 6.2(d)

K - Form of Officer’s Compliance Certificate - Section 8.3A(a)(iii)

Appendix A - Rules of Usage and Definitions

iii

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Agreement”) is by and among SABRE INC., a Delaware corporation (the “Lessee” or the “Construction Agent”); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the “Trust Company”), except as expressly stated herein, but solely as the Owner Trustee under the TSG Trust 1999-1 (the “Owner Trustee”, the “Borrower” or the “Lessor”); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the TSG Trust 1999-1 (subject to the definition of Holders in Appendix A hereto, individually, a “Holder” and collectively, the “Holders”); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a “Lender” and collectively, the “Lenders”); and BANK OF AMERICA, N.A., a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the “Agent”).  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  THE LOANS.

Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes.  The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement.  Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements.  The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

SECTION 2.  HOLDER ADVANCES.

Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the TSG Trust 1999-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three and three tenths percent (3.3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment.  The aggregate amount of Holder Advances shall not exceed the aggregate amount of the Holder Commitments.  No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three and three tenths percent (3.3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default.  The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

SECTION 3.  SUMMARY OF TRANSACTIONS.

3.1.                            Operative Agreements.

On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

3.2.                            Property Purchase.

On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and indefeasible title to the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed and Bill of Sale, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Basic Term shall commence with respect to such Property.

3.3.                            Construction of Improvements; Commencement of Basic Rent.

Construction Advances from the Lenders and Holders to the Lessor at the request of the Construction Agent pursuant to Section 5 hereof will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement.  The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing.  The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.

3.4.                            Ratable Interests of the Lenders.

Each Lender agrees at all times (a) to hold and maintain (either for itself or through an Affiliate of such entity) its respective ratable portion of the aggregate Lender Commitment for Tranche A Loans and the aggregate Lender Commitment for Tranche B Loans and (b) to make advances consistent with such committed amounts referenced in Section 3.4(a) in accordance with the requirements of the Operative Agreements.

SECTION 4.  THE CLOSINGS.

4.1.                            Initial Closing Date.

All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

4.2.                            Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances.

The Construction Agent shall deliver to the Agent a requisition (a “Requisition”), in substantially the form attached hereto as Exhibit A or in such other form as is reasonably satisfactory to the Agent in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Sections 7.1 and 7.2, by the Lessor and (b) each Acquisition Advance pursuant to

Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.  No Requisition shall be required for the Lenders and the Holders to make Advances pursuant to or in connection with Sections 7.1(a), 7.1(b), 7.2 and 11.8.

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
REPORTING REQUIREMENTS ON COMPLETION DATE;
THE LESSEE’S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

5.1.                            General.

(a)           To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a), 7.1(b), 7.2 and 11.8.

(b)           In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property and subject to Section 5.9, (i) each Lender’s Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender’s Loan to exceed such Lender’s Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender’s Available Commitment was exceeded), and (ii) each Holder’s Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder’s Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded).  Such increases in a Lender’s Loan and a Holder’s Holder Advance shall occur without any disbursement of funds by any Person.

5.2.                            Procedures for Funding.

(a)           The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; except that it is understood and agreed that no more than two (2) Advances (excluding any conversion and/or continuation of any Loan or Holder Advance) may be requested during any calendar month and no such designation from the Construction Agent is required for funding of Transaction Expenses, fees, expenses and other disbursements payable by the Lessor pursuant to or in connection with Sections 7.1(a), 7.1(b), 7.2 and 11.8.  Not less than (i) three (3) Business Days prior to the date that the first Advance is requested hereunder and (ii) three (3) Business Days prior to the date on which any subsequent Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent a Requisition as described in Section 4.2 hereof.

(b)           Each Requisition shall:  (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition and (iv) shall constitute a restatement of the representations made by Lessee in the certificate provided pursuant to Section 5.3(z) as of the date of such Requisition.

(c)           Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-six and seven tenths percent (96.7%) of the Requested Funds specified in any Requisition plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a), 7.1(b) and 7.2 and any additional amount respecting any indemnity payment as referenced in Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the reasonable discretion of each Lender and each Holder) ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-four percent (84%) of the Requested Funds and the Tranche B Lenders funding twelve and seven tenths percent (12.7%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) the Holders shall make Holder Advances based on their respective Holder Commitments in an aggregate amount equal to three and three tenths percent (3.3%) of the balance of the Requested Funds specified in such Requisition plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a), 7.1(b) and 7.2 and any additional amount respecting any indemnity payment as referenced in Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the reasonable discretion of each Lender and each Holder), up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs including Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable.  Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Construction Agent (for the benefit of the Lessor) and applied by the Construction Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

(d)           With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under Sections 7.1(a), 7.1(b), 7.2 or 11.8 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or payment date or, if such closing date or payment date does not occur within three (3) Business Days of the date of the Lessor’s receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances, shall not count as an Advance for purposes of the two Advance limit per month provided for in Section 5.2(a), and shall not reduce the Lender Commitments or the Holder Commitments.  Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

(e)           All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder.  All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent.  To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

(f)            [Intentionally Omitted.]

5.3.                            Conditions Precedent for  the Lessor, the Agent, the Lenders and the Holders Relating to the Initial Closing Date and the Advance of Funds for the Acquisition of a Property.

The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.2 of this Agreement and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(b) and 7.2 of this Agreement and to acquire a Property (an “Acquisition Advance”), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent and the Majority Secured Parties, in their reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

(a)           the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement on each such date;

(b)           the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

(c)           the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

(d)           [Intentionally Omitted];

(e)           the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired  with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

(f)            there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

(g)           the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property, with such endorsements as are available that the Agent deems necessary, in favor of the Lessor and the Agent from a title insurance company acceptable to the Agent in its reasonable discretion, but only with such title exceptions thereto as are acceptable to the Agent in its reasonable discretion,;

(h)           the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared (no earlier than six months prior to the date presented to the Agent) by an independent recognized professional acceptable to the Agent in its reasonable discretion, and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

(i)            the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared (i) by an independent recognized professional acceptable to the Agent in its reasonable discretion, and (ii) in a manner and including such information as is reasonably required by the Agent;

(j)            unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion substantially in the form attached hereto as Exhibit B or in such other form as is reasonably acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

(k)           the Agent shall be satisfied that the acquisition and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;

(l)            the Construction Agent shall have delivered to the Agent invoices from the Lessee, Construction Agent, Agent, Owner Trustee or others, as the case may be, for, or other reasonably satisfactory evidence to support payment of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a), 7.1(b) or 7.2 of this Agreement, as appropriate (and as agreed between the Construction Agent and the Agent regarding the initial Requisition);

(m)          the Construction Agent and the Owner Trustee shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

(n)           the Lessee and the Lessor shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in substantially the form attached to the Lease as Exhibit B or in such other form as is reasonably acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

(o)           with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

(p)           [Intentionally Omitted];

(q)           [Intentionally Omitted];

(r)            the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

(s)           the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

(t)            the Construction Agent shall have caused an appraisal regarding each such Property evidencing an appraised amount equal to at least ninety percent (90%) of (i) the Property Cost to be funded by the Lenders and the Holders on the Property Closing Date for the Property located in or near Southlake, Texas, including without limitation approximately 25 acres of land and the existing office building of approximately 400,000 square feet and parking garage located thereon (collectively, the “Constructed Property”), and (ii) the anticipated Property Cost for the other Property located in or near Southlake, Texas, including the Land, Improvements and Equipment on or about such Property, or to be constructed and/or obtained in connection therewith, including without limitation approximately 156 acres of Land and the to-be-constructed office building of approximately 500,000 square feet to be located thereon (collectively, the “Undeveloped Property”).

(u)           the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as reasonably determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are not permitted pursuant to the terms of the Operative Agreements and which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

(v)           all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

(w)          in the reasonable opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

(x)            each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

(y)           since the date of the most recent audited consolidated financial statements (as delivered pursuant to the requirements of this Agreement) of the Parent and its Consolidated Subsidiaries, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

(z)            as of the Initial Closing Date only, the Agent shall have received an Officer’s Certificate, dated as of the Initial Closing Date, of the Lessee in substantially the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to the Agent stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default with respect to the Lessee has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any other Operative Agreement to which it is a party required to be performed or complied with by it on or prior to the Initial Closing Date;

(aa)         as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee, dated as of the Initial Closing Date, in substantially the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (B) its certificate of incorporation certified as of a recent date by the Secretary of State of its state of incorporation, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where the Lessee is incorporated and where the principal place of business of the Lessee is located as to its good standing in each such state;

(bb)         as of the Initial Closing Date only, the Agent shall have received an Officer’s Certificate of the Lessor dated as of the Initial Closing Date in substantially the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any other Operative Agreement to which it is a party required to be performed or complied with by it on or prior to the Initial Closing Date;

(cc)         as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in substantially the form attached hereto as Exhibit F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents, (C) its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

(dd)         as of the Initial Closing Date only, counsel for the Lessor reasonably acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in substantially the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Agent; and

(ee)         as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in substantially the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel reasonably acceptable to the Agent.

5.3A                      Conditions to the Obligations of the Lessee.

The obligations of the Lessee to lease from the Lessor are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by, the Lessee, of the following conditions precedent:

(a)           General Conditions.  The conditions set forth in Section 5.3 that require fulfillment by the Lessor, the Holders, the Agent or the Lenders shall have been satisfied.

(b)           Legality.  The transactions contemplated by the Operative Agreements shall not violate any Law applicable to the Lessee, and no change shall have occurred or been proposed in Law that would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Agreement.

5.4.                            Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Advance of Funds after the Acquisition Advance.

The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1 and 7.2 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent and the Majority Secured Parties in their reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

(a)           the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement;

(b)           the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

(c)           the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

(d)           based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

(e)           there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

(f)            the title commitment delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent in its reasonable discretion; provided, not in limitation of the forgoing provisions of this Section 5.4(f), down date title insurance endorsements shall be provided at each such date evidencing that there are no additional Liens of record objectionable to the Agent in its reasonable discretion.

(g)           [Intentionally Omitted];

(h)           the Construction Agent shall have delivered to the Agent invoices from the Lessee, Construction Agent, Agent, Owner Trustee or others, as the case may be, for, or other reasonably satisfactory evidence to support payment of, any Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(b) and 7.2 that are to be paid with the Advance;

(i)            the Construction Agent shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents reasonably acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

(j)            all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

(k)           since the date of the most recent audited financial statements (as delivered pursuant to the requirements of this Agreement) of the Parent and its Consolidated Subsidiaries, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements; and

(l)            in the reasonable opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines.

5.5.                            Additional Reporting and Delivery Requirements on Completion Date and on Construction Period Termination Date.

On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent, in sufficient copies for each Financing Party, an Officer’s Certificate substantially in the form attached hereto as Exhibit I or in such other form as is acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) reasonably detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto are true and correct as of the Completion Date.  The Agent shall have the right to contest the information contained in such Officer’s Certificate within ninety (90) days of receipt of such Officer’s Certificate by the Agent pursuant to a written notice from the Agent to the Construction Agent identifying in reasonable detail the objections of the Agent.  Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance reasonably acceptable to the Agent: (w) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in Section 5.4(d) and, if endorsed, the endorsement shall not include a title change or exception reasonably objectionable to the Agent; (x) an as-built survey for such Property, (y) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, and (z) if reasonably requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties.  In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

5.6.                            The Construction Agent Delivery of Construction Budget Modifications.

The Construction Agent covenants and agrees to deliver to the Agent on the first Business Day of each month during the Construction Period notification of any modification to any Construction Budget regarding any Property if such modification increases the cost to construct such Property unless any such modification increases the cost of construction in excess of $1,000,000, in which event such notification shall be provided to Agent within five (5) Business Days of such modification to the Construction Budget; except that no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

5.7.                            Restrictions on Liens.

On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii).  On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens, Liens in favor of the Agent and such other Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion).

5.8.                            Payments.

All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be made by the Construction Agent or the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.  Subject to the definition of “Interest Period” in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

5.9.                            Unilateral Right to Increase the Holder Commitments and the Lender Commitments.

Notwithstanding any other provision of any Operative Agreement or any objection by any Person (including without limitation any objection by the Lessee), (a) the Holders, upon the agreement of all Holders and Lenders, may elect to increase their respective Holder Commitment (based on their then current Holder Commitment percentage) in order to fund amounts due and owing pursuant to Sections 7.1(a), 7.1(b), 7.2 and/or 11.8 and (b) the Lenders, upon the agreement of all Lenders and all Holders, may elect to increase their respective Lender Commitments ratably (based on their then current Commitment percentage) in order to fund amounts due and owing pursuant to Sections 7.1(a), 7.1(b), 7.2 and/or 11.8.

5.10.                     Plans and Specifications.

The Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the Improvements regarding each Property within sixty (60) days after the Acquisition Advance for such Property (and in any event prior to the Initial Construction Advance for such Property).

5.11.                     Amounts Received in Regard to Collateral.

All payments and amounts realized by any Financing Party with respect to any Collateral (including without limitation pursuant to the right of set-off) shall be held in trust for the benefit of the Lenders and the Holders and shall be promptly paid over to the Agent for distribution in accordance with Section 8.7.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

6.1.                            Representations and Warranties of the Borrower.

Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, except that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

(a)           It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

(b)           The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

(c)           The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner

Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

(d)           There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

(e)           It, either in its individual capacity or as the Owner Trustee, has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

(f)            No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

(g)           Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee, either in its individual capacity or as the Owner Trustee, for any purpose other than the purchase of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a), 7.1(b) and 7.2 of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

(h)           Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

(i)            The Owner Trustee’s principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

(j)            The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

(k)           The Owner Trustee is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act;

(l)            Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee, either in its individual capacity or as the Owner Trustee;

(m)          The Owner Trustee, in its trust capacity, is not a party to any documents, instruments or agreements other than the Operative Agreements executed by the Owner Trustee, in its trust capacity; and

(n)           The Owner Trustee has filed the requisite documents with the Secretary of State of the State of Texas pursuant to Section 105A of the Texas Probate Code and, as an out-of-state bank, is authorized to act as a fiduciary in the State of Texas; in connection with such filing with the Secretary of State of the State of Texas, the Owner Trustee has represented that the State of Utah has a reciprocal statute or law that permits an out-of-state bank or trust company to serve as a fiduciary in the State of Utah; and the Owner Trustee has no office, branch offices or employees located in the State of Texas.

6.2.                            Representations and Warranties of the Construction Agent and the Lessee.

Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

(a)           [Intentionally Omitted];

(b)           The execution and delivery by each of the Construction Agent and the Lessee of this Agreement and the other applicable Operative Agreements to which it is or will be a party as of such date and the performance by each of the Construction Agent and the Lessee of its respective obligations under this Agreement and the other applicable Operative Agreements to which it is or will be a party are within the corporate powers of each of the Construction Agent and the Lessee, have been duly authorized by all necessary corporate action on the part of each of the Construction Agent and the Lessee (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on the Construction Agent, the Lessee or any of its Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of any of the Construction Agent, the Lessee or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any of the Construction Agent, the Lessee or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien on any asset of any of the Construction Agent, the Lessee or any of its Subsidiaries, except to the extent any of the foregoing Liens referenced in this subsection (iii) are permitted pursuant to the Operative Agreements;

(c)           This Agreement and the other applicable Operative Agreements to which the Construction Agent or the Lessee are parties, executed prior to and as of such date, constitute the legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with their terms, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity;

(d)           Other than as described in Exhibit J hereto, there are no material actions, suits or proceedings pending or, to its knowledge, threatened against either the Construction Agent or the Lessee in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or the Lessee’s interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements or (iii) shall have or could reasonably be expected to have a Material Adverse Effect;

(e)           No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance by either of the Construction Agent or the Lessee of any Operative Agreement to which it is a party, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement to which it is a party, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect, those the failure to obtain would not reasonably be expected to have a Material Adverse Effect and those the failure to obtain do not violate any other provision of the Operative Agreements;

(f)            Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable by Lessee under the Lease;

(g)           Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a), 7.1(b) and 7.2 of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

(h)           All information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

(i)            The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 4255 Amon Carter Boulevard, Fort Worth, Texas 76155;

(j)            The representations and warranties of the Construction Agent and the Lessee set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date).  The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default with respect to it under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement.  No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

(k)           As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be renovated and/or modified in accordance with the terms of this Agreement.  Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

(l)            As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and indefeasible fee simple title to each Property, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens and Lessor Liens after the applicable Property Closing Date;

(m)          As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

(n)           As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies in all material respects with all Insurance Requirements and all standards of the Lessee with respect to similar properties owned by the Lessee;

(o)           As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

(p)           As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all material utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land or will be constructed prior to the Completion Date for such Property;

(q)           As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

(r)            (i)            Assuming that the representations and warranties contained in Section 6.1 are true, the Security Documents, except the Lease Agreement which is the subject of Section 6.2(r)(ii), create, as security for the Obligations, valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion.  Assuming that the representations and warranties contained in Section 6.1 are true, upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion.  Assuming that the representations and warranties contained in Section 6.1 are true, to the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, subject to no other Liens other than Permitted Liens arising after the Property Closing Date and Lessor Liens;

(ii)           To the extent the Lease Agreement would be construed by a court of competent jurisdiction as a security instrument, the Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion.  Upon recordation of the memorandum of the Lease Agreement (or a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion.  To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, subject to no other Liens other than Permitted Liens arising after the Property Closing Date and Lessor Liens;

(s)           The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements, except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect.  Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent in its reasonable discretion);

(t)            As of the Rent Commencement Date only, each Property shall be improved substantially in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational;

(u)           As of each Property Closing Date only, each Property has been acquired at a price that is not substantially in excess of fair market value, as the case may be;

(v)           The Lessee has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries’ business and operations that could be materially and adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan substantially in accordance with that timetable.  Based on the foregoing, the Lessee believes that all its computer applications that are material to its or any of its Subsidiaries’ business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be “Year 2000 Compliant”), except to the extent that a failure to do so shall not have and could not reasonably be expected to have a Material Adverse Effect;

(w)          No Default or Event of Default with respect to the Lessee or the Construction Agent has occurred and is continuing;

(x)            Except as would not reasonably be expected to have a Material Adverse Effect:

(i)            During the five-year period prior to the date on which this representation is made or deemed made:  (A) no ERISA Event has occurred, and, to the best knowledge of Lessee, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Pension Plan; (B) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Pension Plan; (C) each Pension Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (D) no lien in favor of the PBGC or a Pension Plan has arisen or is reasonably likely to arise on account of any Plan;

(ii)           Neither Lessee nor any Subsidiary of Lessee has incurred, or, to the best knowledge of Lessee, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan, and no ERISA Affiliate has incurred or, to the best knowledge of Lessee, could reasonably be expected to incur, such withdrawal liability that could result in liability to Lessee or any Subsidiary of Lessee.  Neither Lessee nor any Subsidiary of Lessee has received, nor to Lessee’s best knowledge has any ERISA Affiliate received, any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the actual knowledge of Lessee, reasonably expected to be in reorganization, insolvent, or terminated;

(iii)          No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject Lessee or any Subsidiary of Lessee to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Lessee or any Subsidiary of Lessee has agreed or is required to indemnify any person against any such liability;

(iv)          Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections;

(y)           Except as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in any environmental report delivered to the Agent prior to the Initial Closing Date:

(i)            Each of the facilities and properties owned, leased or operated by Lessee or any Consolidated Subsidiary (the “Subject Properties”) and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated thereon by Lessee and the Consolidated Subsidiaries (the “Businesses”), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws;

(ii)           To the knowledge of Lessee, none of the Subject Properties contains, or has previously contained, any Hazardous Substances at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws;

(iii)          Neither Lessee nor any Consolidated Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any Environmental Claims with regard to any of the Subject Properties or the Businesses, nor does Lessee or any Consolidated Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened;

(iv)          Hazardous Substances have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of Lessee or any Consolidated Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law;

(v)           To the knowledge of Lessee, no Environmental Claim is pending or threatened to which Lessee or any Consolidated Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Lessee or any Consolidated Subsidiary, the Subject Properties or the Businesses; and

(vi)          To the knowledge of Lessee, there has been no release or, threat of release of Hazardous Substances at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of Lessee or any Consolidated Subsidiary in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(z)            No broker’s fees are payable to any third party in connection with the transactions contemplated by this Agreement other than fees payable to The Staubach Company in an amount equal to One Million One Hundred Twenty Thousand dollars ($1,120,000);

(aa)         Each of the Construction Agent and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

(bb)         The consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of December 31, 1998, together with related consolidated statements of operations and retained earnings and of cash flows as of December 31, 1998 and the consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of June 30, 1999, together with related consolidated statements of operations and retained earnings and of cash flows as of June 30, 1999, fairly present in all material respects the consolidated financial condition of the Parent and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Parent  and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject with respect to the June 30, 1999 financial statements, to changes resulting from audit and normal year-end audit adjustments.

6.3.                            Representations of each Lender and Holder.

Effective as of the Initial Closing Date and as of the date of each Advance, each Lender and Holder represents and warrants to the Lessor and to the Lessee and the Construction Agent as follows:

(a)           Securities Act.  The interest being acquired or to be acquired by such Lender or Holder in the Loans and Advances is being acquired for its own account, without any view to the distribution thereof or any interest therein, except that such Lender and Holder shall be entitled to assign, convey or transfer its interest in accordance with Sections 9.7 and 9.8 of the Credit Agreement.  Such Lender or Holder is an accredited investor as that term is defined in Rule 501(a) under the Securities Act.

(b)           Employment Benefit Plans.  Such Lender or Holder is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Agreements, with the assets of an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or “plan” (as defined in Section 4975(e)(1) of the Code).

SECTION 7. PAYMENT OF CERTAIN EXPENSES.

7.1.                            Transaction Expenses.

(a)           The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all Attorney Costs for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and reasonable out-of-pocket expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if  funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition, provided invoices have been submitted that support payment of such amount.  On the Initial Closing Date after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered, provided invoices have been submitted that support payment of such amount), the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a).

(b)           Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all Attorney Costs for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Sections 7.1(a) and 7.2 of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all reasonable fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all reasonable expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition, provided invoices have been submitted that support payment of such amounts.  On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered, provided invoices have been submitted that support payment of such amounts), the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(b).

(c)           All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

7.2.                            Brokers’ Fees.

The Lessor agrees to pay, or cause to be paid, any and all brokers’ fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

7.3.                            Certain Fees and Expenses.

The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee’s fee and all reasonable out-of-pocket expenses of the Owner Trustee and any co-trustees (including without limitation Attorney

Costs) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable out-of-pocket costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor, (c) all out-of-pocket costs and expenses (including without limitation all outside attorneys’ fees and expenses) and the fees and expenses of in-house legal counsel incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement and (d) all reasonable out-of-pocket costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any purchase, transfer or conveyance of any Property, whether or not such purchase, transfer or conveyance is ultimately accomplished.

7.4.                            Unused Fee.

During the Commitment Period, the Lessee shall cause the Lessor to pay to the Agent for the account of (a) the Lenders, respectively, an unused fee on the unused Lender Commitments (the “Lender Unused Fee”) equal to the product of the then current average daily Available Commitment of each Lender during the preceding quarter multiplied by a rate per annum equal to the percentage shown in the appropriate table in the definition of Applicable Percentage which corresponds to the appropriate Pricing Level and (b) the Holders, respectively, an unused fee on the unused Holder Commitments (the “Holder Unused Fee”) equal to the product of the then current average daily Available Holder Commitment of each Holder during the preceding quarter multiplied by a rate per annum equal to the percentage shown on the appropriate table in the definition of Applicable Percentage which corresponds to the appropriate Pricing Level.  Such Unused Fees shall be payable quarterly in arrears on each Unused Fee Payment Date and shall be pro rated for any partial quarters.  If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to (x) in the case of the Lender Unused Fee, the ABR plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment), (y) in the case of the Holder Unused Fee, the ABR plus two and seventy-five hundredths percent (2.75%) from the date of each non-payment until such amount is paid in full (as well as before judgment).

7.5.                            Engagement Letter Fees.

The Lessee shall pay or cause to be paid to the Agent all fees set forth in the engagement letter dated June 23, 1999 addressed to Jeffery M. Jackson, Senior Vice President and Chief Financial Officer of The Sabre Group, Inc., now known as Sabre Inc., from Grant M. Moyer, Vice President, Banc of America Securities LLC on the terms and conditions set forth therein.

7.6.                            Upfront Fee.

The Lessee, at its option, either (a) shall cause the Lessor to pay or (b) to the extent such amounts are not otherwise paid by the Lessor, the Lessee shall timely pay, in either case on the Initial Closing Date an upfront fee payable to each Lender and Holder (for the respective individual accounts of each such entity) as agreed by each Lender and Holder (with respect to the upfront fee payable to such Lender or Holder), the Lessee and the Agent.

SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

8.1.                            Cooperation with the Construction Agent or the Lessee.

The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

8.2.                            Covenants of the Owner Trustee.

The Owner Trustee hereby agrees that so long as this Agreement is in effect:

(a)           The Owner Trustee (in its trust capacity or in its individual capacity) will not create or permit to exist at any time, and it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; except that the Owner Trustee shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted, so long as such proceedings do not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and do not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

(b)           Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders’ rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

(c)           The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

(d)           The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

(e)           [Intentionally Omitted.]

(f)            The Owner Trustee shall not (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and the Owner Trustee shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

(g)           The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee’s principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

(h)           The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (g) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter;

(i)            The proceeds of the Loans and Advances received from the Lenders and the Holders will be used by the Owner Trustee solely to purchase the Properties and to pay the Construction Loan Property Costs.  No portion of the proceeds of the Loans or Advances will be used by the Owner Trustee (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, (iii) for any purpose in violation of any applicable Law or (iv) in violation of the Operative Agreements;

(j)            The Owner Trustee shall not (i) consent to or suffer any Lien which is not permitted or contemplated by the Operative Agreements or (ii) sell or otherwise dispose of any Property, other than as expressly contemplated pursuant to the Operative Agreements;

(k)           The Owner Trustee shall comply with all Laws the non-compliance with which would reasonably be expected to have a material adverse effect upon the ability of the Owner Trustee to perform its obligations under the Operative Agreements to which is a party or the validity or enforceability against the Owner Trustee of any of the Operative Agreements to which it is a party;

(l)            The Owner Trustee shall notify the Agent and the Lessee of the institution of any litigation against it which would reasonably be expected to have a material adverse effect upon the ability of the Owner Trustee to perform its obligations under the Operative Agreements to which it is a party or the validity or enforceability against the Owner Trustee of any of the Operative Agreements to which it is a party;

(m)          The Owner Trustee shall maintain its legal existence as a national banking association and good standing under the laws of the United States of America with authorization to conduct a trust business; and

(n)           The Owner Trustee shall pay any and all Taxes owed by it prior to such Taxes becoming delinquent (other than on the Properties which shall be the responsibility of Lessee as provided for herein and in the other Operative Agreements), unless it is contesting such Taxes in good faith by appropriate proceedings and maintaining reserves with respect thereto in accordance with GAAP.

8.2A.                   Covenants of the Holders.

The Holders hereby agrees that so long as this Agreement is in effect:

(a)           No Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; except that the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted, so long as such proceedings do not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and do not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

(b)           Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders’ rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

(c)           The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

(d)           The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

(e)           No Holder shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and no Holder shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph; and

(f)            The proceeds of the Loans and Advances received from the Lenders and the Holders will be used by the Owner Trustee solely to purchase the Properties and to pay the Construction Loan Property Costs.  No portion of the proceeds of the Loans or Advances will be used by the Owner Trustee (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, (iii) for any purpose in violation of any applicable Law or (iv) in violation of the Operative Agreements.

8.3                               The Lessee Covenants, Consent and Acknowledgment.

(a)           The Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent.  The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens.  Each of the Construction Agent and the Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

(b)           The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable directly to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

(c)           The Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

(d)           The Lessee hereby covenants and agrees to cause a reappraisal (in form and substance reasonably satisfactory to the Agent and the Majority Secured Parties and from an appraiser reasonably selected by the Agent) to be issued respecting any Property as requested by the Agent from time to time in its reasonable discretion (i) at each and every time as such reappraisal shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder, (ii) upon the occurrence and continuance of an Event of Default and (iii) as requested by the Agent pursuant to Section 20.1 of the Lease.

(e)           The Lessee hereby covenants and agrees that (except for amounts payable as Basic Rent, payments of Supplemental Rent to the extent such payments have been previously paid in full by the Lessee in accordance with the provisions of the Operative Agreements, principal, interest and yield due and owing under the Notes and Holders Certificates, respectively, amounts expressly excluded from indemnification pursuant to Sections 11.1 and 11.2 of this Agreement, amounts due and owing as a result of any voluntary sale of an assignment or participation interest by any Lender or Holder under the Operative Agreements and any interest calculated at a rate equal to the daily average Federal Funds Effective Rate payable by any Lender to the Agent pursuant to Section 2.10(b) of the Credit Agreement) any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee.  Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this Section 8.3(e), Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, Lender Unused Fees, Holder Unused Fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by, and as expressly provided for pursuant to the terms of, the Operative Agreements.

(f)            At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

(g)           The Lessee hereby covenants and agrees that, respecting each Property, Non-Integral Equipment financed under the Operative Agreements may constitute up to, but shall not exceed, fifteen percent (15%) of the aggregate Advances extended at or prior to such time with respect to such Property.

(h)           The Lessee hereby covenants and agrees that the Constructed Property and Undeveloped Property shall be the only Properties subject at any time to the Operative Agreements.

(i)            The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent and the other Financing Parties if the Lessee’s principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 4255 Amon Carter Boulevard, Fort Worth, Texas 76155 or if it shall change its name.

(j)            [Intentionally Omitted.]

(k)           [Intentionally Omitted.]

(l)            The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

(m)          The Lessee shall promptly notify the Agent, or cause the Agent to be promptly notified, upon the Lessee gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time.  In any event, such notice shall be provided to the Agent within ten (10) days of when the Lessee gains such knowledge.

(n)           Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, the Lessee will:

(i)            and will cause each of its Subsidiaries to, except as permitted by the express provisions of this Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction, except to the extent failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect;

(ii)           and will cause each of its Subsidiaries to, pay and perform all its obligations under the Operative Agreements and pay, discharge and perform (A) all taxes, assessments and other governmental charges or levies that may be imposed or assessed upon it or upon its income or profits, or upon any of its property before they shall become delinquent, (B) all lawful claims (including claims for labor, materials and supplies which, if unpaid might give rise to a Lien upon any of its properties), (C) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except to the extent failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, except that the Lessee and its Subsidiaries may contest any item described in this Section 8.3(n)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP unless the failure to make such payment would not be reasonably expected to have a Material Adverse Effect;

(iii)          to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its Businesses; keep in full force and effect all licenses, certifications or accreditations necessary for any Permitted Facility to carry on its Businesses; and not permit the termination of any insurance reimbursement program available to any Permitted Facility; and

(iv)          and will cause each of its Subsidiaries to, provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the Businesses of the Lessee and its Subsidiaries, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect the Properties and its books and records and to make photocopies or photographs thereof and to write down and record any information such representative obtains and Lessee and its Subsidiaries shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Agent, the Lenders or the Holders, and to discuss all such matters with the officers, employees and representatives of such Person, except that all intellectual property of the Lessee and its Subsidiaries are excluded from any such inspection or investigation.  Unless a Default or an Event of Default shall have occurred and be continuing, all such visitations and inspections shall be at the expense of the Secured Parties and shall be conducted during normal business hours unless otherwise agreed by Lessee and the Agent; provided, however, that all such visitations and inspections conducted after the occurrence and during the continuance of any Default or Event of Default shall be at Lessee’s sole cost and expense and shall be conducted without limitation as to normal business hours.

(o)           [Intentionally Omitted.]

(p)           Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Construction Agent shall deliver to the Agent copies of the same.

(q)           The Lessee will promptly notify the Agent in the event the Lessee discovers or determines that any of its computer applications that is material to its or any of its Subsidiaries’ business and operations will not be Year 2000 Compliant, except to the extent that such failure shall not have and could not reasonably be expected to have a Material Adverse Effect.

(r)            Upon the occurrence of any Event of Default, the Lessee shall reimburse Lessor and/or the Agent for the cost of all appropriate and reasonable environmental testing and remediation (if any) of the Properties.

(s)           The Lessee will cause all outstanding punch list items with respect to each Property to be promptly completed following the Completion Date therefor.

8.3A.                   Additional Affirmative Covenants of the Lessee.

Lessee hereby covenants and agrees that, so long as any Operative Agreement is in effect or any amounts payable under any Operative Agreement shall remain outstanding, and until all of the Commitments and Holder Commitments shall have terminated:

(a)           Lessee will furnish, or cause to be furnished, to the Agent, in sufficient copies for the Lenders and the Holders, in form and substance reasonably satisfactory to the Agent and the Majority Secured Parties:

(i)            As soon as available, and in any event within 105 days after the close of each fiscal year of Parent and its Consolidated Subsidiaries, a consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and certified by independent certified public accountants of recognized national standing reasonably acceptable to the Agent (provided that Ernst & Young LLP and any other nationally recognized accounting firm shall be deemed acceptable to the Agent), and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of Parent, Lessee and the Consolidated Subsidiaries of the Parent as a going concern.

(ii)           As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of Parent and its Consolidated Subsidiaries a consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent and the Majority Secured Parties, and accompanied by a certificate of a Responsible Officer of Lessee to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Parent and its Consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(iii)          At the time of delivery of the financial statements provided for in Sections 8.3A(a)(i) and 8.3A(a)(ii) above, a certificate of a Responsible Officer of Lessee substantially in the form of Exhibit K, (i) demonstrating compliance with the financial covenants contained in Section 8.3A(j) by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default with respect to the Lessee exists, or if any Default or Event of Default with respect to the Lessee does exist, specifying the nature and extent thereof and what action Lessee proposes to take with respect thereto.

(iv)          Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and public reports to or from, the Securities and Exchange Commission, or any successor agency (excluding preliminary filings or reports for which confidential treatment is sought), and copies of all financial statements, proxy statements, notices and reports as Parent or any Consolidated Subsidiary shall send to its public shareholders (excluding AMR Corporation) or to a holder of any Indebtedness owed by Parent or any Consolidated Subsidiary in its capacity as such a holder.

(v)           Upon any Responsible Officer of Lessee obtaining knowledge thereof, Lessee will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action, if any, Lessee proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to Parent or any Consolidated Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person or the Properties which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

(vi)          With reasonable promptness upon any such request, such other information regarding the Businesses, Properties or financial condition of Lessee and its Consolidated Subsidiaries as the Agent or any Secured Party may reasonably request.

(b)           [Intentionally Omitted.]

(c)           Lessee will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

(d)           Lessee will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (whether real, personal or mixed, or tangible or intangible) if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

(e)           [Intentionally Omitted.]

(f)            Lessee will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice  for companies engaged in similar activities in similar geographic areas as the Lessee (or as otherwise required by the Operative Agreements).

(g)           Lessee will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its Businesses in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, unless the failure to do any of the foregoing would not have a Material Adverse Effect.

(h)           Lessee will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

(i)            To the extent the Parent at any time has one or more Subsidiaries direct or indirect (other than Lessee) which individually or on an aggregate basis with all other such Subsidiaries has or have either (i) assets (determined in accordance with GAAP) for such Subsidiaries (other than Lessee) in excess of ten percent (10%) of the then current aggregate tangible assets (determined in accordance with GAAP) of the Parent and its Consolidated Subsidiaries or (ii) “consolidated ebitda” (determined using the same methodology used in determining Consolidated EBITDA) for such Subsidiaries (other than Lessee) in excess of ten percent (10%) of the then current Consolidated EBITDA, then, in either such case, Lessee shall promptly (and in any event within five (5) Business Days of either such occurrence) give written notice to the Agent of the election by Lessee either to: (x) amend the Operative Agreements to provide for (1) financial reporting pursuant to Section 8.3A(a) regarding Lessee and its Consolidated Subsidiaries and not with respect to the Parent and its Consolidated Subsidiaries, (2) calculation of the financial covenants referenced in Sections 8.3A(j)(i) and 8.3A(j)(ii) with respect to Lessee and its Consolidated Subsidiaries and not with respect to the Parent and its Consolidated Subsidiaries, (3) calculation of the Applicable Percentage with respect to Lessee and its Consolidated Subsidiaries and not with respect to the Parent and its Consolidated Subsidiaries, (4) modification of the definition of “Funded Debt” to exclude Indebtedness owing by Lessee or any of its Subsidiaries to the Parent (but only to the extent that such Indebtedness is expressly and totally subordinated to the obligations owing to the Financing Parties from time to time pursuant to the Operative Agreements), (5) modification of the definition of Consolidated Tangible Net Worth to exclude Indebtedness owing and dividends payable to the Parent from the Lessee or any of its Subsidiaries, (6) modification of the definition of “Material Adverse Effect” to refer to Lessee and its Consolidated Subsidiaries instead of referring to the Parent and its Consolidated Subsidiaries, (7) modification of Section 8.3B(a) such that Consolidated Gross Revenue is calculated for Lessee and its Consolidated Subsidiaries only and (8) modification of the other provisions of the Operative Agreements, as shall be reasonably agreed by Lessee and the Agent, to refer to Lessee instead of referring to the Parent or (y) cause the Parent to guaranty all payment and performance obligations of Lessee pursuant to the Operative Agreements.  To the extent the Parent at any time has a parent entity, the Operative Agreements shall be amended as referenced in the foregoing subsection (x).  In connection with any amendments to the Operative Agreements referenced in the foregoing subsection (x), Lessee shall also deliver to the Agent a detailed reconciliation of the calculations and figures associated therewith.  All such amendments to the Operative Agreements referenced in the foregoing subsections (x) or (y) shall be pursuant to terms and conditions reasonably satisfactory to the Majority Secured Parties, the Agent and Lessee.  To the extent such amendments to the Operative Agreements referenced in the foregoing subsections (x) or (y) are not effectuated to the satisfaction of the Majority Secured Parties, the Agent and Lessee within thirty (30) days of the occurrence of either the events described in Sections 8.3A(i)(i) or 8.3A(i)(ii), then Lessee shall purchase all, but not less than all, the Properties for the Termination Value on a date specified therefor by the Agent and otherwise substantially on such terms and conditions that are specified for the Purchase Option in the Lease.

(j)            Comply with the following financial covenants:

(i)            The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of Parent and its Consolidated Subsidiaries, shall be less than or equal to 3.0:1.0.

(ii)           At all times the Consolidated Tangible Net Worth shall be greater than or equal to the sum of $589,000,000, plus on a cumulative basis as of the end of each fiscal quarter of Parent and its Consolidated Subsidiaries, commencing with the fiscal quarter ending September 30, 1999, an amount equal to fifty percent (50%) of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended, plus fifty percent (50%) of the net proceeds from Equity Issuances occurring after the Initial Closing Date, minus amounts used to repurchase or redeem capital stock of the

Parent during the fiscal quarter then ended, minus dividends paid to shareholders of the Parent in connection with any Spin-Off Transaction to the extent, but only to the extent, (A) such dividends are paid solely and expressly with respect to such Spin-Off Transaction, (B) such dividends are paid within the period of twelve (12) consecutive calendar months following the effective date of such Spin-Off Transaction, (C) such reduction in Consolidated Tangible Net Worth for dividends shall be made one and only one time in connection with the first such payment of dividends and (D) such reduction in Consolidated Tangible Net Worth for dividends shall not exceed $500,000,000 notwithstanding that the actual amount of dividends paid at such time may exceed $500,000,000.

8.3B.                   Additional Negative Covenants of the Lessee.

Lessee hereby covenants and agrees that, so long as any Operative Agreement is in effect or any amounts payable under any Operative Agreement shall remain outstanding, and until all of the Commitments and Holder Commitments shall have terminated:

(a)           Lessee will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness in the aggregate in excess of ten percent (10%) of the Consolidated Gross Revenue of Parent and its Consolidated Subsidiaries for the immediately preceding twelve month period based on GAAP, and to the extent such aggregate Indebtedness exceeds such amount, such excess amount of Indebtedness shall be subordinated (on terms and conditions reasonably satisfactory to the Majority Secured Parties) to the obligations of Lessee under the Operative Agreements evidencing this transaction.

(b)           Lessee will not, and will not permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets (excluding Properties which shall be subject to the restrictions on incurrence of Liens pursuant to Article XII of the Lease, but including stock or other securities of any Person, including any Subsidiary), whether now owned or after acquired, except:

(i)            Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, old-age pensions and other social security laws or regulations;

(ii)           Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

(iii)          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in compliance with Section 8.3(n)(ii);

(iv)          Liens for taxes not yet due or which are being contested in compliance with Section 8.3(n)(ii);

(v)           zoning restriction, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Lessee or any Subsidiary or the value of such property for the purpose of such business;

(vi)          Liens upon any property acquired, constructed or improved by Lessee or any Subsidiary which are created or incurred contemporaneously with or within 90 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement (but no other amounts); provided that any such Lien or security interest shall not apply to any other property of Lessee or any Subsidiary;

(vii)         Liens on property existing at the time such property is acquired by Lessee or any Subsidiary; provided, in each case, that such liens were not created in contemplation of the acquisition by Lessee or any Subsidiary of such property;

(viii)        Liens existing on the date of this Agreement and disclosed in the financial statements referred to in Section 8.3A(a) or the notes thereto or the searches referred to in Section 5.3(u) (to the extent the Liens in such searches were not objected to by the Agent);

(ix)           other Liens on assets other than inventory or accounts receivable created, incurred, assumed or permitted to exist in the ordinary course of its business or customary in its industry;

(x)            extensions, renewals and replacements of Liens referred to in paragraphs (i) through (ix) of this Section 8.3B(b); provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

(xi)           Liens created or deemed to exist in connection with a Permitted Securitization Transaction (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables and related property actually sold, contributed or otherwise conveyed pursuant to such transaction; and

(xii)          Liens created in order to cash collateralize obligations of the Lessee and its Consolidated Subsidiaries not to exceed $15,000,000 in the aggregate from time to time outstanding.

(c)           [Intentionally Omitted.]

(d)           Lessee will not, and will not permit any Subsidiary of Lessee to, merge with or into or consolidate or combine with any other Person; except that:  (i) any Subsidiary (direct or indirect) of Sabre Inc. may merge with or into or consolidate or combine with Sabre Inc. or any other Subsidiary (direct or indirect) of Sabre Inc. (whether in one transaction or a series of transactions); (ii) any Subsidiary (direct or indirect) of Sabre Inc. may merge, consolidate or combine with any Person if the surviving Person is a Subsidiary (direct or indirect) of Sabre Inc.; (iii) if no Default or Event of Default shall have occurred at the time of or immediately after giving effect to such transaction and be continuing, Sabre Inc. may merge, consolidate or combine with any Person if the surviving corporation is Sabre Inc.; and (iv) any Subsidiary (direct or indirect) of Sabre Inc. may merge, consolidate or combine with any other Person as part of a transaction in which the surviving Person is not a Subsidiary (direct or indirect) of Sabre Inc., to the extent that the sum of (A) the aggregate net book value of such Subsidiary, plus (B) the aggregate net book value of all other Subsidiaries (direct or indirect) of Sabre Inc. previously or contemporaneously merged, consolidated or combined pursuant to this Section 8.3B(d)(iv), plus (C) the previous or contemporaneous Asset Dispositions pursuant to Section 8.3B(e)(v), does not exceed twenty-five percent (25%) of the Parent’s total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

(e)           Lessee will not, and will not permit any Subsidiary of Lessee to, make any Asset Disposition (including, without limitation, any sale/leaseback transaction); except that Lessee and its Subsidiaries (direct or indirect) may make: (i) Asset Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; (ii) Asset Dispositions on reasonable commercial terms and for fair value or which would not have a Material Adverse Effect (except that dispositions of any of the capital stock or all or substantially all of the assets of any Subsidiary shall not be permitted under this clause (ii)); (iii) Asset Dispositions to other Subsidiaries; (iv) Asset Dispositions to any Person that becomes a

Subsidiary (direct or indirect) of Lessee as part of a transaction or series of transactions that includes the Asset Disposition; and (v) Asset Dispositions to any Person where the sum of (A) the aggregate net book value of the transferred assets, plus (B) the aggregate net book value of all transactions pursuant to Section 8.3B(d)(iv), plus (C) the aggregate net book value of the transferred assets in all previous or contemporaneous Asset Dispositions pursuant to this Section 8.3B(e)(v), does not exceed twenty-five percent (25%) of the Parent’s total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

(f)            Lessee will not, and will not permit any Subsidiary to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

(g)           Lessee will not, and will not permit any Subsidiary to, enter into or permit to exist any Securitization Transaction that is not a Permitted Securitization Transaction.

8.4.                            Sharing of Certain Payments.

Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 8.3(b) hereof.  The Lessor, the Holders, the Agent, the Lenders and the Lessee acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

8.5.                            Grant of Easements, etc.

The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent, which consent shall not be unreasonably withheld or delayed), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by similarly situated companies in the ordinary course of such company’s business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

8.6.                            Appointment by the Agent, the Lenders, the Holders and the Owner Trustee.

The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount.  The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7.  The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time.  The Agent hereby accepts such appointments.  For purposes hereof, the provisions of Section 7 of the Credit

Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder.  Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto.  The parties hereto hereby agree to the provisions contained in this Section 8.6.  Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

8.7.                            Collection and Allocation of Payments and Other Amounts.

(a)           The Lessee and the Construction Agent have agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts (excluding Excepted Payments) of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments.  Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee or the Construction Agent and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements.  Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost.  Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender’s Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders’ Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender’s Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders’ Commitments for Tranche B Loans.  Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender’s Commitment to the aggregate of all the Lenders’ Commitments.  Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder’s Holder Commitment to the aggregate of all the Holders’ Holder Commitments.

(b)           Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

(i)            Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and thereafter to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default has occurred and is continuing, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default has occurred and is continuing, such excess (if any) shall instead be held by the Agent until the earlier of (A) the first date thereafter on which no Default or Event of Default shall be continuing (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (B) the Expiration Date (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

(ii)           If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B)

the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, subject to the provisions of Section 8.7(b)(iv) or (E) any Out Parcel Allocable Amount, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis in accordance with Section 8.7(a), a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

(iii)          An amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

(iv)          An amount equal to (A) any such payment identified as a payment of the Maximum Amount or any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties), shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

(v)           An amount equal to any such payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the

Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

(vi)          The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

(c)           Upon the payment in full of the Loans, the Holder Advances and all other amounts then due and owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Holders, the Agent, the Owner Trustee and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee.  In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys’ fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

8.8.                            Release of Properties, etc.

If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed by the Lenders, Holders, Borrower and Owner Trustee to release, and will release, such Properties from the Liens created by the Security Documents and the Lease shall be released to the extent of its interest therein.  In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement, the Agent is hereby authorized and directed by the Lenders, Holders, Borrower and Owner Trustee to release, and will release, all of the Properties from the Liens created on such Properties by the Security Documents and the Lease shall be released.  Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

9.1.                            The Construction Agent’s and the Lessee’s Credit Agreement Rights.

Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

(a)           the right to designate the Type of Loans to be made and accounts to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

(b)           the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

(c)           the right to provide or receive any notice and/or any certificate, in each case issued pursuant to Sections 2.6(a), 2.9 or 2.11(a) of the Credit Agreement;

(d)           the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

(e)           the right to exercise the rights in Section 2.11(b) of the Credit Agreement;

(f)            the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement; and

(g)           the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement.

9.2.                            The Construction Agent’s and the Lessee’s Trust Agreement Rights.

Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

(a)           the right to designate the Type of Advances to be made under Section 3.1 of the Trust Agreement;

(b)           the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

(c)           the right to receive any notice and any certificate, in each case issued pursuant to Section 3.4(a) or 3.9(a) of the Trust Agreement;

(d)           the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement; and

(e)           the right to exercise the removal options contained in Section 9.1 of the Trust Agreement; provided, however, that no removal of the Owner Trustee and appointment of a successor Owner Trustee by the Holders pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

SECTION 10.  TRANSFER OF INTEREST.

10.1.                     Restrictions on Transfer.

Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments (and to the extent the selling Lender is also a Holder (or an Affiliate of a Holder), each such participant, assignor or transferee must also obtain the same ratable interest in and to the Holder Advances, Holder Commitments and the Trust Estate); provided further, that each Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register.  The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of Section 11.8(b) of the Trust Agreement; provided, to the extent the selling Holder is also a Lender (or an

Affiliate of a Lender), each such assignee, receiver of a conveyance or other transferee must also obtain the same ratable interest in and to the Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments.  The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent shall be provided if approved by the Majority Secured Parties) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease.  The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease.  Neither the Lessee nor the Construction Agent may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent and the Lessor.  Prior to or contemporaneous with the effectiveness of any assignment of interest by any Lender or Holder pursuant to the Operative Agreements, the assignee shall make the representations and warranties referenced in Section 6.3, and thereafter the assignee shall make such representations and warranties as required pursuant to Section 6.3 from time to time.

10.2.                     Effect of Transfer.

From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the Operative Agreements to which it is a party in respect of obligations to be performed on or after the date of such transfer; except that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder.  Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an “Owner Trustee”, “Holder”, or “Lender”, as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence.  Notwithstanding any transfer of all or a portion of the transferor’s interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

10.3                        Replacement of Lenders and Holders Which Do Not Consent to Renewal Terms.

Lessee shall have the option to replace any Lender or any Holder which does not expressly agree to any request from Lessee for any Renewal Term in accordance with the provisions of Section 2.2 of the Lease, and each such Lender or Holder shall assign its interest in the transactions evidenced by, and rights and obligations under, the Operative Agreements to any assignee identified by Lessee pursuant to the applicable provisions of the Operative Agreements regarding assignment and transfer; provided, however, that Lessee shall be liable for the payment upon demand of all costs and other amounts arising under Section 11.4 hereof that result from the assignment of any Lender’s or Holder’s interest, and any outstanding Eurodollar Loans and Eurodollar Holder Advances relating thereto, or portion thereof, by an assignee on a date other than the last day of the applicable Interest Period with respect to any such outstanding Eurodollar Loan or Eurodollar Holder Advance.

SECTION 11.  INDEMNIFICATION.

11.1.                     General Indemnity.

SUBJECT TO AND LIMITED BY IN ALL RESPECTS THE PROVISIONS OF SECTIONS 11.6 THROUGH 11.8 AND WHETHER OR NOT ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, THE INDEMNITY PROVIDER HEREBY ASSUMES LIABILITY FOR AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS EACH

INDEMNIFIED PERSON ON AN AFTER TAX BASIS FROM AND AGAINST ANY CLAIM THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AN INDEMNIFIED PERSON BY ANY THIRD PARTY, INCLUDING WITHOUT LIMITATION CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNIFIED PERSON (BUT NOT TO THE EXTENT SUCH CLAIMS ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON ITSELF) IN ANY WAY RELATING TO OR ARISING OR ALLEGED TO ARISE OUT OF THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, THE LEASE OR ANY OTHER OPERATIVE AGREEMENT OR ON OR WITH RESPECT TO ANY PROPERTY OR ANY COMPONENT THEREOF, INCLUDING WITHOUT LIMITATION CLAIMS IN ANY WAY RELATING TO OR ARISING OR ALLEGED TO ARISE OUT OF (A) THE FINANCING, REFINANCING, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DESIGN, CONSTRUCTION, REFURBISHMENT, DEVELOPMENT, DELIVERY, ACCEPTANCE, NONDELIVERY, LEASING, SUBLEASING, POSSESSION, USE, OCCUPANCY, OPERATION, MAINTENANCE REPAIR, MODIFICATION, TRANSPORTATION, CONDITION, SALE, RETURN, REPOSSESSION (WHETHER BY SUMMARY PROCEEDINGS OR OTHERWISE), OR ANY OTHER DISPOSITION OF ANY PROPERTY OR ANY PART THEREOF, INCLUDING WITHOUT LIMITATION THE ACQUISITION, HOLDING OR DISPOSITION OF ANY INTEREST IN THE PROPERTY, LEASE OR AGREEMENT COMPRISING A PORTION OF ANY THEREOF; (B) ANY LATENT OR OTHER DEFECTS IN ANY PROPERTY OR ANY PORTION THEREOF WHETHER OR NOT DISCOVERABLE BY AN INDEMNIFIED PERSON OR THE INDEMNITY PROVIDER; (C) A VIOLATION OF ENVIRONMENTAL LAWS, ENVIRONMENTAL CLAIMS OR OTHER LOSS OF OR DAMAGE TO ANY PROPERTY OR THE ENVIRONMENT RELATING TO THE PROPERTY, THE LEASE, THE AGENCY AGREEMENT OR THE INDEMNITY PROVIDER; (D) THE OPERATIVE AGREEMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY; (E) ANY BREACH BY THE INDEMNITY PROVIDER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES UNDER THE OPERATIVE AGREEMENTS TO WHICH THE INDEMNITY PROVIDER IS A PARTY OR FAILURE BY THE INDEMNITY PROVIDER TO PERFORM OR OBSERVE ANY COVENANT OR AGREEMENT TO BE PERFORMED BY IT UNDER ANY OF THE OPERATIVE AGREEMENTS; (F) PERSONAL INJURY, DEATH OR PROPERTY DAMAGE, INCLUDING WITHOUT LIMITATION CLAIMS BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT; (G) ANY FEES, EXPENSES AND/OR OTHER ASSESSMENTS BY ANY BUSINESS PARK OR ANY OTHER APPLICABLE ENTITY WITH OVERSIGHT RESPONSIBILITY FOR THE APPLICABLE PROPERTY; (H) ANY VIOLATION OF ANY WORKERS’ COMPENSATION LAWS OR ANY NON-COMPLIANCE BY THE INDEMNITY PROVIDER WITH ANY WORKERS’ COMPENSATION LAWS OR ANY CLAIMS AGAINST ANY INDEMNIFIED PERSONS IN CONNECTION THEREWITH; AND (I) ANY LOSS THE LESSOR MAY INCUR OR BE REQUIRED TO PAY UNDER SECTION 11.8.  THIS INDEMNIFICATION PROVISION INCLUDES AN INDEMNIFICATION BY THE INDEMNITY PROVIDER FOR ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSONS.

If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider and thereafter such Indemnified Person shall not take action with respect to such Claim unless the Indemnity Provider has not undertaken such action; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider’s obligation hereunder except to the extent such failure arises from the gross negligence or willful misconduct of such Indemnified Person and in such case, the Indemnity Provider shall be relieved of its indemnity obligation respecting such Claim to the extent, but only to the extent, the failure of such Indemnified Person to give such notice has materially precluded or materially prejudiced the Indemnity Provider from contesting such Claim.

If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider’s reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider’s request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the reasonable expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party.  The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in the name of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $50,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing.  In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court.  In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider’s expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.  In no event shall the party controlling the response to any Claim be permitted to adjust or settle any Claim without the consent of the non-controlling parties to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the non-controlling parties.

11.2.                     General Tax Indemnity.

(a)           Subject to and limited by in all respects the provisions of Sections 11.6 through 11.8, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

(b)           Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a) (collectively, the “Excluded Taxes”):

(i)            Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

(ii)           Taxes (other than (A) Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes and (B) Taxes that result from the failure of the Owner Trustee to qualify to transact, conduct or otherwise do business in any jurisdiction in which any of the Properties is located, for the purpose of this clause (B) only, to the extent such Tax relates to the transactions contemplated by the Operative Agreements) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person or measured by Taxes on doing business, business privilege, franchise, capital, capital stock, net worth or similar taxes; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

(iii)          any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale);

(iv)          Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Owner Trustee (in its individual capacity) or any Affiliate thereof for acting as trustee under the Operative Agreements;

(v)           any Tax which is being contested in accordance with the provisions of Section 11.2(f), during the pendency of such contest;

(vi)          to the extent any interest, penalties or additions to tax result in whole or in part from the failure of an Indemnified Person to file a tax return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the

Operative Agreements in circumstances where the Lessee did not give timely notice to such Indemnified Person (and such Indemnified Person otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return, (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of such Indemnified Person, or (C) results from the failure of the Owner Trustee to qualify to transact, conduct or otherwise do business in any jurisdiction in which any of the Properties is located, for the purpose of this clause (C) only, to the extent such Tax relates to the transactions contemplated by the Operative Agreements;

(vii)         any Tax that results from the breach by the Lessor of its representation and warranty made in Section 6.1(a) hereof or the breach by any Lender or Holder of its representation and warranty made in Section 6.3(b) hereof, other than Tax that results from the failure of the Owner Trustee to qualify to transact, conduct or otherwise do business in any jurisdiction in which any of the Properties is located to the extent such Tax relates to the transactions contemplated by the Operative Agreements;

(viii)        any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person, but not Taxes imposed as a result of ordinary negligence of such Indemnified Person; and

(ix)           any Tax that does not relate to any Property or the transactions contemplated by the Operative Agreements.

(c)           (i)            Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person’s reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

(ii)           In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment.  In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand.  In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

(iii)          At the Indemnity Provider’s request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person.  The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider’s favor of ten percent (10%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

(d)           The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements.  In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider’s name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider’s expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a).  Such Indemnified Person shall, upon the Indemnity Provider’s request and at the Indemnity Provider’s expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

(e)           As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, “Withholdings”) imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as “Exempt Payments” to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); except that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

(i)            Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; unless if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, in which case such other Financing Party shall be liable for any Withholding or indemnity with respect thereto),

(ii)           Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or

(iii)          Any foreign withholding tax unless such withholding tax is imposed as a result in a change in the jurisdiction under the laws of which Lessee is organized or in which Lessee maintains its principal place of business to a jurisdiction outside the United States or otherwise arises from the activities of the Lessee or any Affiliate of Lessee outside of the United States.

For the purposes of this Section 11.2(e), (A) “U.S. Person” shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) “U.S. Taxes” shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) “Form 1001” shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) “Form 4224” shall mean Form 4224(R) (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).  Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party acting in good faith will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party acting in good faith will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Indemnity Provider any information regarding its tax affairs or tax computations.

Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

(f)            If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; except that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

11.3.                     Increased Costs, Illegality, etc.

(a)           If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

(b)           If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party’s commitment to make Advances and other commitments of this type or upon the

Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and Section 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party’s commitment to make such Advances and the Financing Parties are not able to avoid or materially diminish or mitigate the need for such capital increases through the use of commercially reasonable efforts.  A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

(c)           Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against “Eurocurrency liabilities” under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

(i)            the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

(ii)           the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

(iii)          1/360.

(d)           Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

(e)           With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one hundred twenty (120) days prior to the date upon which the request for payment therefor is delivered to the Lessee.

(f)            Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

11.4.                     Funding/Contribution Indemnity.

Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default by the Lessee or Construction Agent in connection with the drawing of funds for any Advance, (b) any default by the Lessee or Construction Agent in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment by the Lessee or Construction Agent of Rent used to pay Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market.  This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

11.5.                     EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE,
STRICT LIABILITY, ETC.

SUBJECT TO AND LIMITED BY IN ALL RESPECTS THE PROVISIONS OF SECTION 11.6 THROUGH 11.8 AND WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY’S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

11.6.                     Additional Provisions Regarding Environmental Indemnification.

Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c).

11.7.                     Additional Provisions Regarding Indemnification.

Notwithstanding the provisions of Sections 11.1, 11.2 and 11.5 (other than with respect to matters concerning environmental indemnification referenced in Section 11.6), (a) the Owner Trustee shall be the only beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5 (again, subject to the immediately preceding parenthetical phrase) with respect to each Property solely for the period prior to the earlier to occur of the applicable Completion Date or Construction Period Termination Date for such Property, as applicable, and (b) such limited rights of indemnification referenced in Section 11.7(a) (to the extent relating to third-party claims) shall be limited to third-party claims caused by or resulting from the Indemnity Provider’s acts or omissions and/or all other Persons acting by, through or under the Indemnity Provider.  After the earlier to occur of the applicable Completion Date or Construction Period Termination Date for such Property, as applicable, each Indemnified Person shall be a beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5.

                                                                                                11.8.       Indemnifications Provided by the Owner Trustee in Favor of the Other Indemnified Persons.

To the extent the Indemnity Provider is not obligated to indemnify each Indemnified Person with respect to the various matters described in this Section 11.8, the Owner Trustee shall provide such indemnities (but only to the extent amounts sufficient to pay such indemnity are funded by the Lenders and the Holders) in favor of each Indemnified Person in accordance with this Section 11.8 and shall pay all such amounts owed with respect to this Section 11.8 (x) to the extent received with amounts paid by Lessee pursuant to Section 11.1(I) hereof or (y) to the extent insufficient amounts are available from (x) above, then with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments (subject to the rights of the Lenders and the Holders to increase their respective commitment amounts in accordance with the provisions of Section 5.11) and (b) unless each Lender and each Holder has declined in writing to fund such amount.  Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added (ratably, based on the ratio of the Property Cost for each Property individually to the Aggregate Property Cost of all Properties at such time) to the Property Cost of all Properties then subject to the terms of the Operative Agreements.

Whether or not any of the transactions contemplated hereby shall be consummated, the Owner Trustee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person or breach of such Indemnified Person’s obligations under this Agreement, the Lease or any other Operative Agreement) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of the matters set forth in Sections 11.1(a) through 11.1(h).

The Owner Trustee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.  Notwithstanding anything to the contrary in this paragraph, the Excluded Taxes shall be excluded from the indemnity provisions afforded by this paragraph.

THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS SECTION 11.8 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.

SECTION 12.  MISCELLANEOUS.

12.1.                     Survival of Agreements.

The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties’ obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements.  Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

12.2.                     Notices.

All notices required or permitted to be given under any Operative Agreement shall be in writing.  Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally.  Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed.  Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal.  Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office.  Personal delivery shall be effective when accomplished.

Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on Schedule 12.2 hereof.

From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto.  Each notice hereunder shall be effective upon receipt or refusal thereof.

12.3.                     Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

12.4.                     Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.

Each Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and the Lessee and/or the Construction Agent (to the extent the Lessee and/or the Construction Agent is a party to such Basic Document); except that to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Basic Document in such a manner as to adversely affect the rights of the Lessee and/or the Construction Agent without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee and/or the Construction Agent.  Each Operative Agreement which is not a Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Financing Party) the Agent.  In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter.

Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the “Unanimous Vote Matters”) (i) reduce the Lender Commitments and/or the Holder Commitments except as otherwise provided in Section 2.5 of the Credit Agreement and Section 3.1(e) of the Trust Agreement, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to such Lender or Holder, reduce any Lender Unused Fees or any Holder Unused Fees payable to such Lender or Holder (as the case may be) under this Participation Agreement, extend the scheduled date of payment of any Lender Unused Fees or any Holder Unused Fees payable to such Lender or Holder (as the case may be), fund any Advance referenced in Section 2.1 of the Agency Agreement in excess of the then current aggregate sum of the Available Commitments and the Available Holder Commitments, elect to decline the funding of any Transaction Expense with respect to Sections 7.1(a) or 7.1(b), elect to decline the funding of any indemnity payment by the Owner Trustee with respect to Section 11.8 or extend the expiration date of such Lender’s Commitment or the Holder Commitment of such Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release the Lessee from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Lessee to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement (which shall also require the consent of the Agent), or (iv) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent, or (v) permit the extension of the Construction Period beyond the date that is thirty (30) months from the Initial Closing Date.  Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement.  In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  The parties to this Agreement agree that any increase in the Lender Commitment of any Lender and/or any increase in the Holder Commitment of any Holder shall be a matter decided by the Majority Secured Parties (which must include the Lender whose Lender Commitment is so increased or the Holder whose Holder Commitment is so increased, as the case may be) and not as a Unanimous Vote Matter.

If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a “Defaulting Lender”) then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a “Lender”, shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a “Lender” when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a “Defaulting Holder”) then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a “Holder”, shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a “Holder” when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

12.5.                     Headings, etc.

The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.6.                     Parties in Interest.

Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

                                                                                                12.7.       GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of Texas in Dallas County or of the United States for the Northern District of Texas, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

(b)           EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(c)           Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

12.8.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.9.                     Liability Limited.

(a)           The Lenders, the Agent, the Lessee, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

(b)           Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements.  The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Lessee (with respect to the Lessee’s obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement.  Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall:  (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of):  active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from the Lessee that is not turned over to the Agent; or (iv) affect or in any way limit the Agent’s rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee’s interest in the Properties or the Agent’s rights and powers to obtain a judgment against the Lessor (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor’s interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

12.10.              Rights of the Lessee.

If at any time all payment obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties.  Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest in the Properties free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee and all Uniform Commercial Code financing statements filed in connection with the transactions evidenced by the Operative Agreements shall be terminated.

12.11.              Further Assurances.

The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected).  The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be reasonably necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so reasonably requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.  In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

12.12.              Calculations Under Operative Agreements.

The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

12.13.              Confidentiality.

Each Financing Party agrees to keep confidential any information furnished or made available to it by or on behalf of the Lessee or any of its Subsidiaries pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Financing Party from disclosing such information (a) to any other Financing Party or any Affiliate of any Financing Party, or any officer, director, employee, agent, or advisor of any Financing Party or Affiliate of any Financing Party if reasonably incidental to the administration of the facility provided herein, (b) to any other Person if reasonably incidental to the administration of the facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Financing Party other than as a result of a disclosure by any Financing Party prohibited by this Agreement, (g) in connection with any litigation to which such Financing Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Operative Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

12.14.              Financial Reporting/Tax Characterization.

The parties hereto agree that it is their intent that for U.S. federal, state and local tax purposes that (i) the transactions contemplated by the Operative Agreements will be treated as a financing pursuant to which each of the Lenders and each of the Holders will lend money to the Lessee and the Owner Trustee shall not be deemed to be the borrower and (ii) the Lessee is to be treated as the owner of the Properties and the sole Person entitled to depreciation deductions with respect thereto.  Unless otherwise required by Law, no party shall take any inconsistent position in any tax return or other governmental filing.  Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.  Each Financing Party further agrees that it will not rely on any statement by Lessee or any Affiliate and/or Subsidiary regarding any financial reporting treatment and/or tax characterization; provided, however, that such agreement will not affect any indemnity obligation of the Lessee under the Operative Agreements.

12.15.              Set-off.

In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Lessee at any time or from time to time (but only to the extent permitted by applicable Law), without notice to the Lessee or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured), and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of the Lessee against and on account of the obligations of the Lessee under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of the Lessee under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured.  Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker’s lien, or the like, against any deposit account or property of the Lessee held by the Agent or any other Financing Party, without the prior written consent of the Majority Secured Parties, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom.  The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by the Lessee.

12.16.              Delivery of Documentation.

With respect to any and all of the documentation required to be delivered to the Agent pursuant to Sections 5.3 or 5.4 of this Agreement or by the Lessee pursuant to any other Operative Agreement, the Agent shall deliver (subject to the next sentence) copies of such documentation to any other Financing Party if, and only if, such other Financing Party requests copies of such documentation by written notice to the Agent in accordance with Section 12.2.  In addition, the Lessee shall be responsible for delivery of all such documentation as requested from time to time by the Agent.

12.17.              Reliance by Agent.

For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2 of the Credit Agreement and in Sections 5.3 and 5.4 of this Agreement, each Financing Party, upon delivery and release of its signature pages for any applicable documents or upon release of its funds for any particular Advance, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Financing Party.

12.18.              Usury Savings Provision.

IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT.  ANY SUCH PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS “INTEREST.”  ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL.  IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW.  IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT.  IF THE AGENT OR ANY LENDER OR ANY HOLDER SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL

AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO THE BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL.  THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER THE AGENT NOR ANY LENDER NOR ANY HOLDER INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND.  ALL INTEREST PAID OR AGREED TO BE PAID TO THE AGENT OR ANY LENDER OR ANY HOLDER SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

12.19.              ENTIRE AGREEMENT.

THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CONSTRUCTION AGENT AND LESSEE:	SABRE INC., as the Construction Agent and as the Lessee

	By:	/s/ Jeffery M. Jackson
	Name:	Jeffery M. Jackson
	Title:	Exec. VP, CFO

[signatures pages continue]

OWNER TRUSTEE AND LESSOR:	FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the TSG Trust 1999-1

	By:	/s/ Val T. Orton
	Name:	Val T. Orton
	Title:	Vice President

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as a Lender and as the Agent

	By:	/s/ Kevin C. Leader
	Name:	Kevin C. Leader
	Title:	Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ Philippa F. Portnoy
Name:	Philippa F. Portnoy
Title:	Vice President

FIRST UNION NATIONAL BANK, as a Lender

By:	/s/ Paul L. Menconi
Name:	Paul L. Menconi
Title:	Vice President

BANCA COMMERCIALE ITALIANA - LOS ANGELES FOREIGN BRANCH, as a Lender

By:	/s/ Edward C. Bermant
Name:	Edward C. Bermant
Title:	FVP & Deputy Manager

By:	/s/ Joseph Carlani
Name:	Joseph Carlani
Title:	Vice President

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender

By:	/s/ Kathryn Sayko-Yanes
Name:	Kathryn Sayko-Yanes
Title:	Vice President

SUNTRUST BANK, ATLANTA, as a Lender

By:	/s/ Deborah S. Armstrong
Name:	Deborah S. Armstrong
Title:	Vice President

THE BANK OF NEW YORK, as a Lender

By:	/s/ Ronald R. Reedy
Name:	Ronald R. Reedy
Title:	Vice President

WELLS FARGO BANK (TEXAS), N.A., as a Lender

By:	/s/ Brent Bertino
Name:	Brent Bertino
Title:	Assistant Vice President

KBC BANK N.V., as a Lender

By:	/s/ Robert Snauffer
Name:	Robert Snauffer
Title:	First Vice President

By:	/s/ Robert M. Surdam, Jr.
Name:	Robert M. Surdam, Jr.
Title:	Vice President

HOLDERS:	BANK OF AMERICA, N.A., as a Holder

	By:	/s/ Kevin C. Leader
	Name:	Kevin C. Leader
	Title:	Managing Director

CITICORP DEL-LEASE INC., as a Holder

By:	/s/ Robert F. Carr
Name:	Robert F. Carr
Title:	Vice President

FIRST UNION NATIONAL BANK, as a Holder

By:	/s/ Paul L. Menconi
Name:	Paul L. Menconi
Title:	Vice President

BANCA COMMERCIALE ITALIANA - LOS ANGELES FOREIGN BRANCH, as a Holder

By:	/s/ Edward C. Bermant
Name:	Edward C. Bermant
Title:	FVP & Deputy Manager

By:	/s/ Joseph Carlani
Name:	Joseph Carlani
Title:	Vice President

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Holder

By:	/s/ Kathryn Sayko-Yanes
Name:	Kathryn Sayko-Yanes
Title:	Vice President

SUNTRUST BANK, ATLANTA, as a Holder

By:	/s/ Deborah S. Armstrong
Name:	Deborah S. Armstrong
Title:	Vice President

THE BANK OF NEW YORK, as a Holder

By:	/s/ Ronald R. Reedy
Name:	Ronald R. Reedy
Title:	Vice President

WELLS FARGO BANK (TEXAS), N.A., as a Holder

By:	/s/ Brent Bertino
Name:	Brent Bertino
Title:	Assistant Vice President

[signatures pages end]

Schedule 12.2

NOTICES

CONSTRUCTION AGENT/LESSEE:

Sabre Inc.

4255 Amon Carter Boulevard

MD 4244

Fort Worth, Texas 76155

Attention: Patricia A. Jones, Corporate Finance Manager

Telephone: 817-931-9277

Facsimile: 817-967-4911

OWNER TRUSTEE:

First Security Bank, National Association

79 South Main Street

3rd Floor

Salt Lake City, Utah  84111

Attention:  Val T. Orton, Vice President

Telephone:  801-246-5300

Facsimile:  801-246-5053

AGENT:

Notices for Borrowing, Conversions/Continuations, and Payments:

Bank of America, N.A.

Mail Code:  CA4-706-05-09

Agency Administrative Services #5596

1850 Gateway Boulevard, 5th Floor

Concord, CA  94520

Attention:  Brian Graybill

Telephone:  925-675-8414

Facsimile:  925-969-2813

Other Notices:

Bank of America, N.A.

Mail Code:  CA5-705-41-89

Diversified Industries #9994

555 California Street, 41st Floor

San Francisco, CA  94104

Attention:  Kevin Leader

Telephone:  415-622-8168

Facsimile:  415-622-2385

Agent’s Payment Office:

Bank of America, N.A.

1850 Gateway Boulevard

Concord, CA  94520

Attention:  Agency Administrative Services #5596

Reference:  The Sabre Group

For credit to FTA Acct. No. 37508-36479

HOLDERS

Domestic and Offshore Lending Office:

Bank of America, N.A.

1850 Gateway Boulevard, 4th Floor

Concord, CA  94520

Attention:  Brian Graybill

Telephone:  925-675 - 8414

Facsimile:  925-969-2813

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America, N.A.

Mail Code:  CA5-705-41-89

Diversified Industries #9994

555 California Street, 41st Floor

San Francisco, CA  94104

Attention:  Kevin Leader

Telephone:  415-622-8168

Facsimile:  415-622-4585

Credit Contact

Citicorp Del-Lease Inc.

450 Mamaroneck Avenue

Harrison, NY 10528

Attention:  Robert F. Carr

Telephone:  914-899-7504

Facsimile:  914-899-7308

Operations Contact

Citicorp Del-Lease Inc.

989 E. Hillside Blvd, Ste. 300

Foster City, CA 94044-2401

Attention:  Robert Spratt

Telephone:  650-571-8220

Facsimile:  650-573-5669

Credit Contact

First Union National Bank

301 South College Street, NC0745

Charlotte, NC 28288

Attention:  Paul Menconi

Telephone:  704-374-7148

Facsimile:   704-383-7236

Operations Contact

First Union National Bank

201 South College Street, NC1183

Charlotte, NC 28288

Attention:  Todd Tucker

Telephone:  704-383-0905

Facsimile:  704-383-7999

Credit Contact

Banca Commerciale Italiana

One William Street

New York, NY 10004

Attention:  Charles Dougherty, Vice President

Telephone:  212-607-3656

Facsimile:  212-809-2124

Operations Contact

Banca Commerciale Italiana

One William Street, 8th Floor

New York, NY 10004

Attention:  Jonathan Sahr

Telephone:  212-607-3814

Facsimile:  212-607-3897

Credit Contact

Morgan Guaranty Trust Company of New York

60 Wall Street, 3rd Floor

New York, NY 10260-0060

Attention:  Jonathan Sahr

Telephone:  212-648-1265

Facsimile:  212-648-5018

Operations Contact

Morgan Guaranty Trust Company of New York

c/o JP Morgan Services Inc.

500 Stanton Christiana Road

Newark, DE 19713

Attention:  Taihitia Watson

Telephone:  302-634-1961

Facsimile:  302-634-1092

Credit Contact

SunTrust Bank, Atlanta

303 Peachtree Street

3rd Floor, MC 1929

Atlanta, GA 30308

Attention:  Deborah Armstrong

Telephone:  404-724-3795

Facsimile:  404-827-6270

Operations Contact

SunTrust Bank, Atlanta

25 Park Place

21st Floor, MC 1941

Atlanta, GA 30303

Attention:  Michelle Wood

Telephone:  404-230-1939

Facsimile:  404-575-2730

Credit Contact

The Bank of New York

One Wall Street, 22nd Floor

New York, NY 10286

Attention:  Ronald R. Reedy

Telephone:  212-635-6724

Facsimile:  212-635-6434

Operations Contact

The Bank of New York

One Wall Street, 22nd Floor

New York, NY 10286

Attention:  Trudy Hoo-Fong

Phone:    212-635-6734

Fax:         212-635-6877

Credit Contact

Wells Fargo Bank

1445 Ross Avenue, 3rd Floor

Dallas, TX 75202

Attention:  Brent Bertino

Telephone:  214-740-1557

Facsimile:  214-969-0370

Operations Contact

Wells Fargo Bank

201 3rd Street, 8th Floor

San Francisco, CA 94103

Attention:  Evelyn Lucas

Telephone:  415-477-5426

Facsimile:  415-979-0675

LENDERS

Domestic and Offshore Lending Office:

Bank of America, N.A.

1850 Gateway Boulevard, 4th Floor

Concord, CA  94520

Attention:  Brian Graybill

Telephone:  925-675-8414

Facsimile:  925-969-2813

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America, N.A.

Mail Code:  CA5-705-41-89

Diversified Industries #9994

555 California Street, 41st Floor

San Francisco, CA  94104

Attention:  Kevin Leader

Telephone:  415-622-8168

Facsimile:  415-622-4585

Credit Contact

Citibank, N.A.

399 Park Avenue

12th Floor/Zone Z

New York, New York  10043

Attention:  Art Deffaa

Managing Director

Telephone:  212-559-1725

Facsimile:  212-793-3734

Operations Contact

Citibank, N.A.

Global Loan Administration

2 Penns Way

Suite 200

New Castle, DE  19720

Attention:  Timothy E. Smith

Telephone:  302-894-6059

Facsimile:  302-894-6122

Credit Contact

First Union National Bank

301 South College Street, NC0745

Charlotte, NC 28288

Attention:  Paul Menconi

Telephone:  704-374-7148

Facsimile:   704-383-7236

Operations Contact

First Union National Bank

201 South College Street, NC1183

Charlotte, NC 28288

Attention:  Todd Tucker

Telephone:  704-383-0905

Facsimile:  704-383-7999

Credit Contact

Banca Commerciale Italiana

One William Street

New York, NY 10004

Attention:  Charles Dougherty, Vice President

Telephone:  212-607-3656

Facsimile:  212-809-2124

Operations Contact

Banca Commerciale Italiana

One William Street, 8th Floor

New York, NY 10004

Attention:  Jonathan Sahr

Telephone:  212-607-3814

Facsimile:  212-607-3897

Credit Contact

Morgan Guaranty Trust Company of New York

60 Wall Street, 3rd Floor

New York, NY 10260-0060

Attention:  Jonathan Sahr

Telephone:  212-648-1265

Facsimile:  212-648-5018

Operations Contact

Morgan Guaranty Trust Company of New York

c/o JP Morgan Services Inc.

500 Stanton Christiana Road

Newark, DE 19713

Attention:  Taihitia Watson

Telephone:  302-634-1961

Facsimile:  302-634-1092

Credit Contact

SunTrust Bank, Atlanta

303 Peachtree Street

3rd Floor, MC 1929

Atlanta, GA 30308

Attention:  Deborah Armstrong

Telephone:  404-724-3795

Facsimile:  404-827-6270

Operations Contact

SunTrust Bank, Atlanta

25 Park Place

21st Floor, MC 1941

Atlanta, GA 30303

Attention:  Michelle Wood

Telephone:  404-230-1939

Facsimile:  404-575-2730

Credit Contact

The Bank of New York

One Wall Street, 22nd Floor

New York, NY 10286

Attention:  Ronald R. Reedy

Telephone:  212-635-6724

Facsimile:  212-635-6434

Operations Contact

The Bank of New York

One Wall Street, 22nd Floor

New York, NY 10286

Attention:  Trudy Hoo-Fong

Phone:    212-635-6734

Fax:         212-635-6877

Credit Contact

Wells Fargo Bank

1445 Ross Avenue, 3rd Floor

Dallas, TX 75202

Attention:  Brent Bertino

Telephone:  214-740-1557

Facsimile:  214-969-0370

Operations Contact

Wells Fargo Bank

201 3rd Street, 8th Floor

San Francisco, CA 94103

Attention:  Evelyn Lucas

Telephone:  415-477-5426

Facsimile:  415-979-0675

Credit Contact

KBC Bank N.V.

1349 West Peachtree Street

Suite 1750

Atlanta, GA 30309

Attention:  Filip Ferrante

Telephone:  404-876-2556

Facsimile:  404-876-3212

Operations Contact

KBC Bank N.V.

125 West 55th Street

New York, NY 10019

Attention:  Loan Administration

Telephone:  212-541-0657

Facsimile:  212-956-5581

EXHIBIT A

REQUISITION FORM

(Pursuant to Sections 4.2, 5.2, 5.3 and 5.4 of the Participation Agreement)

SABRE INC., a Delaware corporation (the “Company”), hereby certifies as true and correct and delivers the following Requisition to Bank of America, N.A., as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Lenders and the Holders (hereinafter defined), to the extent of their interests (the “Agent”):

Reference is made herein to that certain Participation Agreement dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) among the Company, in its capacity as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and the Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one (if both the Initial Closing Date and a Property Closing Date, check both):

INITIAL CLOSING DATE:

(three (3) Business Days prior notice required for Advance)

PROPERTY CLOSING DATE:

(three (3) Business Days prior notice required for Advance)

CONSTRUCTION ADVANCE DATE:

(three (3) Business Days prior notice required for Advance)

1.               Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a), 7.1(b) and 7.2 of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker’s fees, taxes, recording fees and the like (with supporting invoices or closing statement attached as agreed between the Company and the Agent):

Party to Whom Amount is Owed	Amount Owed (in U.S. Dollars)

2.               Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs): See attached Schedule 1

3.               Description of Improvements:  See attached Schedule 2

4.               Description of Equipment:  See attached Schedule 3

5.               Description of Work:  See attached Schedule 4

6.             Aggregate Loans and Holder Advances requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including without limitation all amounts requested under this Requisition and street address of each Property:
[identify on a Property by Property basis]

$	[Property]

In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $                               and that the Holders make Holder Advances to the Lessor in the amount of $                              ..  The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

The Company requests the Loans be allocated as follows:

$	ABR Loans

$	Eurodollar Loans

The Company requests the Holder Advances be allocated as follows:

$	ABR Holder Advances

$	Eurodollar Holder Advances

The Company has caused this Requisition to the executed by its duly authorized officer as of this              day of                      ,                 .

SABRE INC.

By:
Name:
Title:

A-2

Schedule 1

Description of Land

(Legal Description and Street Address)

A-3

Schedule 2

Description of Improvements

A-4

Schedule 3

Description of Equipment

General Description	Make	Model	Serial Number

A-5

Schedule 4

Work

Work Performed for which the Advance is requested:

A-6

EXHIBIT B

[Outside Counsel Opinion for the Lessee]

(Pursuant to Section 5.3(j) of the

Participation Agreement)

                  ,

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:          Synthetic Lease Financing Provided in favor of Sabre Inc.

Dear Sirs:

We have acted as special counsel to [IF CREDIT SUPPORT FROM A PARTY OTHER THAN THE LESSEE IS PART OF THE TRANSACTION, THIS OPINION MUST BE MODIFIED TO REFERENCE SUCH PARTY AND THE DOCUMENTS TO WHICH IT IS A PARTY], Sabre Inc., a Delaware corporation (the “Lessee”) in connection with certain transactions contemplated by the Participation Agreement dated as of September 14, 1999 (the “Participation Agreement”), among the Lessee, First Security Bank, National Association, as the Owner Trustee (the “Owner Trustee”), the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”).  This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [identify the applicable Operative Agreements, including each Mortgage Instrument, related UCC fixture filings, Additional UCCs (hereinafter defined), Deeds and Memoranda of Lease] and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion.  With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Lessee, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

(a)           The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors’ rights, which laws will not materially prevent the realization of the benefits intended by such documents.

(b)           Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [identify the recording offices of the respective county clerks where the Properties are to be located].  Upon filing of each Mortgage Instrument and UCC fixture filing in [identify the recording offices of the respective county clerks where the Properties are to be located], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

(c)           The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the “Additional UCCs”), are in proper form for filing and recording with the offices of [identify (i) the recording offices of the respective county clerks where the Properties are to be located and (ii) the Secretary of State where the Properties are to be located].  Upon filing of the Additional UCCs in [identify (i) the recording offices of the respective county clerks where the Properties are to be located and (ii) the Secretary of State where the Properties are to be located], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

(d)           Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located].

(e)           Each Memorandum of Lease, when filed and recorded with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located], will have been filed and recorded in all public offices in the State of [                       ] in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

(f)            Title to the Properties located in the State of [                       ] may be held in the name of the Owner Trustee as follows:  First Security Bank, National Association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1.

(g)           The execution and delivery by First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by First Security Bank, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of [identify the state].

(h)           By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in [identify the state], (b) file any application or any designation for service of process in [identify the state] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [identify the state].

(i)            The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [identify the state].

(j)            If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

(k)           If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [identify the state].

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein.  This opinion is based on and is limited to the laws of the State of [                       ] and the federal laws of the United States of America.  Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned.  The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

Very truly yours,

[LESSEE’S OUTSIDE COUNSEL]

Distribution List

Bank of America, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sabre Inc., as the Construction Agent and the Lessee

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the TSG Trust
1999-1

Schedule 1

Form of Mortgage Instrument

Schedule 2

Forms of UCC Fixture Filings

Schedule 3

Forms of UCC Financing Statements

EXHIBIT C

SABRE INC.

OFFICER’S CERTIFICATE

(Pursuant to Section 5.3(z) of the Participation Agreement)

SABRE INC., a Delaware corporation (the “Company”), DOES HEREBY CERTIFY as follows:

1.                                       Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2.                                       No Default or Event of Default with respect to the Company has occurred and is continuing under any Operative Agreement.

3.                                       Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.

4.                                       The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any other Operative Agreement to which it is a party required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer’s Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 14, 1999 among the Company, as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”).

IN WITNESS WHEREOF, the Company has caused this Officer’s Certificate to be duly executed and delivered as of this                day of                      ,                   .

SABRE INC.

By:
Name:
Title:

C-1

EXHIBIT D

SABRE INC.

SECRETARY’S CERTIFICATE

(Pursuant to Section 5.3(aa) of the Participation Agreement)

SABRE INC., a Delaware corporation (the “Company”), DOES HEREBY CERTIFY as follows:

1.                                       Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on                    , 1999.  Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2.                                       Attached hereto as Schedule 2 is a true, correct and complete copy of the Certificate of Incorporation of the Company on file in the Office of the Secretary of State of Delaware.  Such Certificate of Incorporation has not been amended, modified or rescinded since its date of adoption except as shown and remains in full force and effect as of the date hereof.

3.                                       Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company.  Such Bylaws have not been amended, modified or rescinded since their date of adoption, except as shown and remain in full force and effect as of the date hereof.

4.                                       The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

Name	Office	Signature

IN WITNESS WHEREOF, the Company has caused this Secretary’s Certificate to be duly executed and delivered as of this           day of                     , 1999.

SABRE INC.

By:
Name:
Title:

Schedule 1

Board Resolutions

Schedule 2

Articles of Incorporation

Schedule 3

Bylaws

EXHIBIT E

FIRST SECURITY BANK, NATIONAL ASSOCIATION

OFFICER’S CERTIFICATE

(Pursuant to Section 5.3(bb) of the Participation Agreement)

FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the TSG Trust 1999-1 (the “Owner Trustee”), DOES HEREBY CERTIFY as follows:

1.                                       Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2.                                       Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

3.                                       The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any other Operative Agreement to which it is a party required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer’s Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 14, 1999 among Sabre Inc., as the Lessee and as the Construction Agent, the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”).

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer’s Certificate to be duly executed and delivered as of this          day of                         , 1999.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the TSG Trust 1999-1

By:
Name:
Title:

E-1

EXHIBIT F

FIRST SECURITY BANK, NATIONAL ASSOCIATION

SECRETARY’S CERTIFICATE

(Pursuant to Section 5.3(cc) of the Participation Agreement)

CERTIFICATE OF ASSISTANT SECRETARY

I,                             , duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the “Association”), hereby certify as follows:

1.             The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States.  With respect thereto the following is noted:

A.                                   Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

B.                                     On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

C.                                     On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to “The First & Utah National Bank of Ogden”; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to “First Utah National Bank of Ogden”; on January 19, 1926, the title was changed to “First National Bank of Ogden”; on February 24, 1934, the title was changed to “First Security Bank of Utah, National Association”; on June 21, 1996, the title was changed to “First Security Bank, National Association”; and

D.                                    First Security Bank, National Association, continues to hold a valid certificate to do business as a National Banking Association.

2.             The Association’s Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Schedule A and incorporated herein by reference.  Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

3.             The Association’s By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Schedule B and incorporated herein by reference.  Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

4.             Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as “First Security Bank, National Association” of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with

National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

5.             Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7 (a) (1-2):

(1)                                  The board of directors is responsible for the proper exercise of fiduciary powers by the Bank.  All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board.  In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank’s fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

(2)                                  No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility. . . .

6.             A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors of the Association at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded.  Said resolution is attached hereto as Schedule C and incorporated herein by reference.

7.             A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee of the Association at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded.  Said resolution is attached hereto as Schedule D and is incorporated herein by reference.

8.             Attached hereto as Schedule E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein “Authorized Signatory” or “Signatories”) on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7 above.

9.             The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah branch offices, which are located at said offices.

10.           Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this                     day of                          ,  1999.

(SEAL)

R. James Steenblik Senior Vice President Assistant Secretary

Schedule A

Articles of Association

Schedule B

Bylaws

Schedule C

Resolution Relating to
Exercise of Fiduciary Powers

Schedule D

Resolution Relating to the
Designation of Officers and Employees
To Exercise Fiduciary Powers

Schedule E

Authorized Signatory or Signatories

EXHIBIT G

[Outside Counsel Opinion for the Owner Trustee]

(Pursuant to Section 5.3(dd) of the

Participation Agreement)

                  ,

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:          Trust Agreement dated as of September 14, 1999

Dear Sirs:

We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity (“FSB”) and in its capacity as trustee (the “Owner Trustee”) under the Trust Agreement dated as of September 14, 1999 (the “Trust Agreement”) by and among it and the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party.  Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of September 14, 1999 (the “Participation Agreement”) by and among Sabre Inc. (the “Lessee”), First Security Bank, National Association, as the Owner Trustee, the Holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1.             FSB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

2.             The Owner Trustee is the duly appointed trustee under the Trust Agreement.

3.             The Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

4.             The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

5.             The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms.  The Notes and Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

6.             The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

7.             The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

8.             Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee’s performance of its duties under the Trust Agreement.

9.             There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interest in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee’s performance of its duties under the Trust Agreement within the State of Utah.

10.           Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Schedule 1 with the Utah Division of Corporation and Commercial Code, the Agent’s security interest in the Trust Estate, for the benefit of the Lenders and the Holders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the “Utah UCC”).

Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed.  The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective.  Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective.  Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.            We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB.  In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended, (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws.  Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that the laws of such state (as to which we express no opinion), are in all material aspects identical to the laws of the State of Utah.

B.            The opinions set forth in paragraphs 3, 4, and 5 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which FSB and the Owner Trustee are parties, in accordance with their respective terms, may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

C.            As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than FSB or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

D.            We have assumed that all signatures, other than those of the Owner Trustee or FSB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

E.             We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment or property involved in these transactions.

F.             We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment or property involved in these transactions or the priority of any mortgage or security interest.

G.            We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

H.            In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, the opinions expressed herein speak only as of the date hereof.  We have no obligation to advise the recipients of this opinion (or any third party) and make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions the legal analysis, a legal conclusion or any information confirmation herein.

I.              This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns in matters directly related to the Participation Agreement or the transaction contemplated thereunder and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned.  The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,

RAY, QUINNEY & NEBEKER

M. John Ashton

Distribution List

Bank of America, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sabre Inc., as the Construction Agent and the Lessee

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1

Schedule 1

Form of UCC-1 to be Filed in Owner Trustee’s Principal Place of Business

EXHIBIT H

[Outside Counsel Opinion for the Lessee]

(Pursuant to Section 5.3(ee) of the Participation Agreement)

                 ,

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:          Synthetic Lease Financing Provided in favor of Sabre Inc.

Dear Sirs:

We have acted as special counsel to [IF CREDIT SUPPORT FROM A PARTY OTHER THAN THE LESSEE IS PART OF THE TRANSACTION, THIS OPINION MUST BE MODIFIED TO REFERENCE SUCH PARTY AND THE DOCUMENTS TO WHICH IT IS A PARTY], Sabre Inc., a Delaware corporation (the “Lessee”) in connection with certain transactions contemplated by the Participation Agreement dated as of September 14, 1999 (the “Participation Agreement”), among the Lessee, First Security Bank, National Association, as the Owner Trustee (the “Owner Trustee”), the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”).  This opinion is delivered pursuant to Section 5.3(ee) of the Participation Agreement.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate, partnership or limited liability company documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion.  With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Lessee; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Lessee), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Lessee have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Lessee and respecting the opinion set forth below in section (i), First Security Bank, National Association, individually or as the Owner Trustee, as the case may be.  We have further assumed that the laws of the States of [state of lawyer’s admission] and [governing law of Participation Agreement] are substantively identical.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

(a)           The Lessee is a [corporation, partnership or limited liability company] duly [incorporated or organized], validly existing and in good standing under the laws of [                     ] and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party.  The Lessee is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

(b)           The execution, delivery and performance by the Lessee of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessee and the Operative Agreements to which the Lessee is a party have been duly executed and delivered by the Lessee.

(c)           The Operative Agreements to which the Lessee is a party constitute valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(d)           The execution and delivery by the Lessee of the Operative Agreements to which it is a party and compliance by the Lessee with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens and Lessor Liens) upon any of its property under, its [Articles of Incorporation, By-Laws, operating agreement, partnership agreement or other similar document of formation] or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Lessee is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Lessee.

(e)           No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Lessee of any of the Operative Agreements to which it is a party or for the acquisition, ownership, construction and completion of the Properties, except for those which have been obtained.

(f)            Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any Governmental Authority, that concern the Properties or the Lessee’s interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party.

(g)           Neither the nature of the Properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Lessee is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Lessee, except for such approvals and consents which have been duly obtained and are in full force and effect.

(h)           The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create.  Upon filing of the UCC-1 financing statements (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of (A) the respective county clerk where the principal place of business of the Lessee is located and (B) the Secretary of State where the principal place of business of the Lessee is located, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statements under Article 9 of the UCC in [identify the state].

(i)            The Operative Agreements to which First Security Bank, National Association, individually or as the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(j)            The offer, issuance, sale and delivery of the Notes and the offer, issuance, sale and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein.  This opinion is based on and is limited to the laws of the States of [                     ], and the federal laws of the United States of America.  Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned.  The opinions expressed herein are as of the date hereof and we  make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

Very truly yours,

[LESSEE’S OUTSIDE COUNSEL]

Distribution List

Bank of America, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sabre Inc., as the Construction Agent and the Lessee

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1

Schedule 1

(Litigation)

Schedule 2

(UCC-1 Financing Statements)

EXHIBIT I

OFFICER’S CERTIFICATE

(Pursuant to Section 5.5 of the Participation Agreement)

SABRE INC., a Delaware corporation (the “Company”) DOES HEREBY CERTIFY as follows:

1.                                       The address for the subject Property is
                                                                                  .

2.                                       The Completion Date for the construction of Improvements at the Property occurred on                              .

3.                                       The aggregate Property Cost for the Property was $                             .

4.                                       Attached hereto as Schedule 1 is the detailed, itemized documentation supporting the asserted Property Cost figures.

5.                                       All representations and warranties of the Company in each Operative Agreement and in each certificate delivered pursuant thereto are true and correct as of the Completion Date.

Capitalized terms used in this Officer’s Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of September 14, 1999 among the Company, as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the “Holders”), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the “Lenders”), and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Officer’s Certificate to be duly executed and delivered as of this                day of                             ,               .

SABRE INC.

By:
Name:
Title:

Schedule I

(Itemized Documentation in Support of Asserted Property Cost)

EXHIBIT J

[Description of Material Litigation]

(Pursuant to Section 6.2(d) of the Participation Agreement)

Below is the legal proceedings section from Sabre Holdings Corporation’s most recent SEC Form 10-Q filing, which describes the material litigation in which Sabre Inc. is involved:

BOOKING FEE DISPUTES

In June 1996, American Trans Air, Inc. (“ATA”) filed a lawsuit against American in the U.S. District Court for the Southern District of Indiana, Indianapolis Division, seeking a refund of over $400,000 in booking fees charged by The Sabre Group.  In the Reorganization, the Company became the successor in interest to American in the case. Since June 1996, ATA has withheld payment of approximately $250,000 in Sabre system booking fees.  On August 12, 1998, the District Court granted the Company’s motion as to the definition of a “booking” and the validity of the charges under the participation agreement.  In January 1999, the Company filed additional motions seeking to dismiss the remaining issues in the case, which involve interpretation of the U.S. Department of Transportation’s CRS regulations.  In August 1999, the parties reached a settlement in principle of all claims.

WORLDSPAN DISPUTE

On January 9, 1998, Worldspan LP (“Worldspan”), the former provider of computer reservation system services to ABACUS International Holdings (“ABACUS”), filed a lawsuit against the Company in the United States District Court for the Northern District of Georgia, Atlanta Division, seeking damages and an injunction, and alleging, among other things, that the Company interfered with Worldspan’s relationship with ABACUS, violated the U.S. antitrust laws, and misappropriated Worldspan’s confidential information.  The same day, Worldspan filed a parallel lawsuit in the same court against ABACUS. On February 26, 1998, the court denied Worldspan’s motion for a preliminary injunction against ABACUS.  Thereafter, the court stayed the ABACUS case pending arbitration between ABACUS and Worldspan.  The arbitration concluded on May 20, 1999.  The Arbitration Tribunal has not yet issued a ruling in the matter.  Discovery continues in the case between Worldspan and the Company.  The Company believes that Worldspan’s claims are without merit and is vigorously defending itself.  No trial date has been set.

INDIA TAX ISSUE

The tax authority in India recently asserted that the Company has a taxable presence in India arising from the Company’s relationship with its Indian distributor.  In March 1999, the Company received a $30 million USD tax assessment (including interest) for the two years ending March 31, 1998.  The Company is challenging the assessment on the grounds that it does not have a taxable presence in India and, even if it does, the assessment is based on incorrect data.  The United States government has intervened on behalf of the Company (and other U.S. companies currently facing similar tax-related issues with the Indian government).  Pursuant to that process, the Indian tax authority has stayed efforts to collect the assessment from the Company.  The Company has also appealed the validity and amount of the assessment within the Indian tax authority.  The Company believes that the position of the Indian

J-1

government is without merit and that it will ultimately prevail either through the U.S.-India tax dispute procedures or on its direct appeal.

J-2

EXHIBIT K

Form of Officer’s Compliance Certificate

This Certificate is delivered in accordance with the provisions of Section 8.3A(a)(iii) of that Participation Agreement dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) among Sabre Inc., a Delaware corporation, as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders, and the Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

The undersigned, being a Responsible Officer of Lessee hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

(a)           the financial statements accompanying this Certificate fairly present the financial condition of the parties covered by such financial statements in all material respects;

(b)           during the period covered by such financial statements, Lessee observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in the Operative Agreements to be observed, performed or satisfied by it;

(c)           no Default or Event of Default exists with respect to the Lessee;

(d)           accompanying this Certificate are calculations which determine both the Consolidated Leverage Ratio and the Consolidated Tangible Net Worth (as required pursuant to Section 8.3A(j) of the Participation Agreement) and which demonstrate compliance with such financial covenants as set forth in Section 8.3A(j) of the Participation Agreement accompany this Certificate;

(e)           to the extent Parent has a debt rating from S&P and/or Moody’s, the Debt Rating of Parent by S&P and/or Moody’s, as applicable; and

(f)            no Subsidiaries of the Lessee have contracted, created, incurred, assumed or permitted to exist any Indebtedness in the aggregate in excess of ten percent (10%) of the Consolidated Gross Revenues of Parent and its Consolidated Subsidiaries for the immediately preceding twelve month period based on GAAP.

This the                                         day of                                   ,               .

SABRE INC.

By:
Name:
Title:

K-1

Attachment to Officer’s Certificate

Computation of Financial Covenants/Credit Rating by S&P and Moody’s

K-2

Appendix A

Rules of Usage and Definitions

I.  Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

(a)           Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

(b)           Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

(c)           The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

(d)           References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

(e)           Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

(f)            Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

(g)           When used in any document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(h)           References to “including” means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(i)            References herein to “attorney’s fees”, “legal fees”, “costs of counsel” or other such references shall be deemed to mean reasonable fees and costs and to include (except with respect to Section 7.3(c) of the Participation Agreement) the allocated cost of in-house counsel.

(j)            Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

(k)           Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

(l)            In each Operative Agreement, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes agreed to by the Lessee’s independent public accountants) with the most recent audited consolidated financial statements of the Lessee and its Subsidiaries; except that if any change in generally accepted accounting principles occurring after June 30, 1999 in itself materially affects the calculation or definition of Consolidated EBITDA, Consolidated Net Income, Consolidated Net Worth, Consolidated Tangible Net Worth or Funded Debt, the Lessee may, by notice to the Agent, or the Agent (at the request of the Majority Secured Parties) may by notice to the Lessee, require that Consolidated EBITDA, Consolidated Net Income, Consolidate Net Worth, Consolidated Tangible Net Worth or Funded Debt, as the case may be, thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by the Parent immediately before such change in generally accepted accounting principles occurs.  If such notice is given, the Compliance Certificate delivered pursuant to the Participation Agreement after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth herein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

(m)          If there is any conflict between any Operative Agreements, each such Operative Agreement shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) such conflict cannot be avoided, the Participation Agreement shall prevail and control.

(n)           Except with respect to Section 8.3A(i), any reference in any Operative Agreements to consolidated financial statements, consolidated balance sheets or consolidated income statements of Lessee or Parent and its Subsidiaries or Consolidated Subsidiaries shall be deemed to mean the consolidated financial statements, consolidated balance sheet or consolidated income statement of Parent and its Consolidated Subsidiaries.

(o)           References to “Borrower”, “Lessor”, “Owner Trustee” and “Trust Company” each refer to First Security Bank, National Association, but in different capacities, and reference to “Lessee” and “Construction Agent” each refer to Sabre Inc., but in different capacities.

II.  Definitions

“Abandonment” shall mean, regarding any Construction Period Property, the cessation of construction and development of such Construction Period Property for a period of thirty (30) days or more for reasons other than a Force Majeure Event.

“ABR” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%).  For purposes hereof:  “Prime Lending Rate” shall mean the rate which Bank of America, N.A. announces from time to time as its prime lending rate as in effect from time to time.  The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.  The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of Bank of America, N.A. changes.  “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it.  Any change in the ABR due to a change in the Prime Lending Rate or the Federal

Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

“ABR Holder Advance” shall mean a Holder Advance bearing a Holder Yield based on the ABR.

“ABR Loans” shall mean Loans the rate of interest applicable to which is based upon the ABR.

“Acceleration” shall have the meaning given to such term in Section 6 of the Credit Agreement.

“Accounts” shall have the meaning given to such term in Section 1(a) of the Security Agreement.

“Acquisition Advance” shall have the meaning given to such term in Section 5.3 of the Participation Agreement.

“Acquisition Loan” shall mean any Loan made in connection with an Acquisition Advance.

“Advance” shall mean a Construction Advance or an Acquisition Advance.

“Affiliate” shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (but not solely by being an officer or director of that Person).

“After Tax Basis” shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction from such payment of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

“Agency Agreement” shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

“Agency Agreement Event of Default” shall mean an “Event of Default” as defined in Section 5.1 of the Agency Agreement.

“Agent” shall mean Bank of America, N.A., as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

“Agent-Related Persons” shall mean Agent (including any successor agent), together with its Affiliates (including, in the case of Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Applicable Percentage” shall mean for Eurodollar Loans, Eurodollar Holder Advances, Lender Unused Fees and Holder Unused Fees, the appropriate applicable percentages referenced in the Leverage Pricing Grid referenced below until such time as the Parent has a Debt Rating from either Moody’s or S&P and after such Debt Rating is made by either Moody’s or S&P, the appropriate applicable percentage referenced in the Debt Rating Pricing Grid referenced below:

Leverage Pricing Grid

Pricing Level	Consolidated Leverage Ratio	Applicable Percentage for Eurodollar Loans	Applicable Percentage for Eurodollar Holder Advances	Lender Unused Fee	Holder Unused Fee
I	<0.5x	52.50 bps	127.50 bps	10.00 bps	10.00 bps
II	≥0.5x and <1.0x	62.50 bps	137.50 bps	12.50 bps	12.50 bps
III	≥1.0x and <1.5x	72.50 bps	147.50 bps	15.00 bps	15.00 bps
IV	≥1.5x and <2.0x	87.50 bps	162.50 bps	20.00 bps	20.00 bps
V	≥2.0x and <2.5x	112.50 bps	187.50 bps	27.50 bps	27.50 bps
VI	≥2.5x	137.50 bps	212.50 bps	32.50 bps	32.50 bps

To the extent the above-referenced Leverage Pricing Grid is applicable, the Applicable Percentage for Eurodollar Loans, Eurodollar Holder Advances, Lender Unused Fees and Holder Unused Fees shall, in each case, be determined and adjusted quarterly on the fifth Business Day after the date by which the Lessee is required from time to time to provide the Compliance Certificate (each a “Consolidated Leverage Ratio Calculation Date”); except that (i) the initial Applicable Percentage, in each case, shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the occurrence of the Consolidated Leverage Ratio Calculation Date relating to the third fiscal quarter of the Parent occurring in fiscal year 1999 (i.e., September 30, 1999) and, thereafter, the Pricing Level shall be determined by the then current Consolidated Leverage Ratio, and (ii) if at any time that the Leverage Pricing Grid is applicable, Lessee fails to provide to the Agent the Compliance Certificate, the Applicable Percentage, in each case, from the corresponding Consolidated Leverage Ratio Calculation Date shall be based on Pricing Level VI (referenced in the Leverage Pricing Grid) until such time that such Compliance Certificate is provided, whereupon the Pricing Level shall be determined by the then current Consolidated Leverage Ratio as specified in such Compliance Certificate.  Each Applicable Percentage shall be effective from one Consolidated Leverage Ratio Calculation Date until the next Consolidated Leverage Ratio Calculation Date.  Any adjustment in the Applicable Percentage shall be applicable to the Lender Unused Fees, the Holder Unused Fees and all existing Eurodollar Loans and Eurodollar Holder Advances as well as any new Eurodollar Loans and Eurodollar Holder Advances made or issued.

Debt Rating Pricing Grid

Pricing Level	Debt Rating	Applicable Percentage for Eurodollar Loans	Applicable Percentage for Eurodollar Holder Advances	Lender Unused Fee	Holder Unused Fee
I	A or better by S&P or A2 or better by Moody’s	37.50 bps	112.50 bps	8.00 bps	8.00 bps
II	A- by S&P or A3 by Moody’s	47.50 bps	122.50 bps	9.00 bps	9.00 bps
III	BBB+ by S&P or Baa1 by Moody’s	62.50 bps	137.50 bps	12.50 bps	12.50 bps
IV	BBB by S&P or Baa2 by Moody’s	75.00 bps	150.00 bps	15.00 bps	15.00 bps
V	BBB- or below by S&P or Baa3 or below by Moody’s or if a Debt Rating is no longer available for either S&P or Moody’s	100.00 bps	175.00 bps	22.50 bps	22.50 bps

To the extent the above-referenced Debt Rating Pricing Grid is applicable, the Applicable Percentage for Eurodollar Loans, Eurodollar Holder Advances, Lender Unused Fees and Holder Unused Fees shall, in each case, be determined as of the date either Rating Agency provides a Debt Rating and thereafter shall be adjusted as of the date the Debt Rating changes (each a “Debt Rating Calculation Date”); provided, however, (i) if the Parent no longer has a Debt Rating by either S&P or Moody’s (i.e., neither S&P nor Moody’s provides a Debt Rating for the Parent), then the Applicable Percentage shall be based on Pricing Level V (referenced in the Debt Rating Pricing Grid), (ii) if the Parent shall have a Debt Rating by both S&P and Moody’s split by one Pricing Level, then the higher of the two ratings shall apply, (iii) if the Parent shall have a Debt Rating by both S&P and Moody’s split by two Pricing Levels, then the Pricing Level between the two split Pricing Levels shall apply and (iv) if the Parent shall have a Debt Rating by both S&P and Moody’s split by more than two Pricing Levels, then the first Pricing Level below the higher of the two split Pricing Levels shall apply.  Each Applicable Percentage shall be effective from one Debt Rating Calculation Date until the next Debt Rating Calculation Date.  Any adjustment in the Applicable Percentage shall be applicable to the Lender Unused Fees, the Holder Unused Fees and all existing Eurodollar Loans and Eurodollar Holder Advances as well as any new Eurodollar Loans and Eurodollar Holder Advances made or issued.

“Appraisal” shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the reasonable judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

“Appraisal Procedure” shall have the meaning given to such term in Section 22.4 of the Lease.

“Approved State” shall mean each of the following:  Texas and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

“Appurtenant Rights” shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

“Arranger” shall mean Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

“Asset Disposition” shall mean and include the sale, lease or other disposition of any property or asset (including without limitation the Capital Stock of a Subsidiary) by Lessee or any Consolidated Subsidiary; but for purposes hereof shall not include, in any event, (a) the sale of inventory in the ordinary course of business, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of business, (c) a sale, lease, transfer or disposition of property or assets by Lessee to any Consolidated Subsidiary or by any Consolidated Subsidiary to Lessee, or (d) a sale, transfer or other disposition of Securitization Receivables in connection with a Permitted Securitization Transaction.

“Assignment and Acceptance” shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as Exhibit B.

“Attorney Costs” shall mean and include all reasonable fees and disbursements of any law firm or other external legal counsel and the allocated reasonable cost of internal legal services and all disbursements of internal counsel.

“Attributed Principal Amount” shall mean, on any day, with respect to any Securitization Transaction entered into by the Lessee or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the “Invested Amount”) paid to, or borrowed by, such Person as of such date under such Securitization Transaction, minus the aggregate amount received by the applicable receivables financier and applied to the reduction of the Invested Amount under such Securitization Transaction.

“Available Commitment” shall mean, as to any Lender at any time, an amount equal to the positive remainder, if any, of (a) the amount of such Lender’s Commitment minus (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

“Available Holder Commitments” shall mean an amount equal to the positive remainder, if any, of (a) the aggregate amount of the Holder Commitments minus (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

“Bank of America” shall mean Bank of America, N.A.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect or any successor thereto.

“Basic Documents” shall mean the following:  the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease and the Security Agreement and the Mortgage Instrument.

“Basic Rent” shall mean the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

“Basic Term” shall have the meaning given to such term in Section 2.2 of the Lease.

“Basic Term Commencement Date” shall have the meaning given to such term in Section 2.2 of the Lease.

“Basic Term Expiration Date” shall have the meaning given to such term in Section 2.2 of the Lease.

“Benefited Lender” shall have the meaning given to such term in Section 9.10(a) of the Credit Agreement.

“Bill of Sale” shall mean a Bill of Sale regarding Equipment in form and substance reasonably satisfactory to the Agent.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

“Borrowing Date” shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

“Budgeted Total Property Cost” shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or Dallas, Texas are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Businesses” shall have the meaning given to such term in Section 6.2(y)(i), of the Participation Agreement.

“Calculation Date” shall mean the Consolidated Leverage Ratio Calculation Date or the Debt Rating Calculation Date, as each such term has been defined in the definition of “Applicable Percentage”.

“Capitalized Lease” shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which at the time would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries, whether common or preferred.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) deposit accounts maintained in the ordinary course of business with each Dollar denominated time deposits and certificates of deposit of (i) any Lender or any Holder, or (ii) any domestic commercial bank of recognized standing (x) having capital and surplus in excess of $500,000,000 (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, (d) repurchase agreements entered into by a Person with a bank or trust company (including any Lender or any Holder) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least A by S&P or Moody’s, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

“Casualty” shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

“Certificate” shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

“Chattel Paper” shall have the meaning given to such term in Section 1(a) of the Security Agreement.

“Claims” shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) of any nature whatsoever.

“Closing Date” shall mean the Initial Closing Date and each Property Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, together with rules and regulations promulgated thereunder.

“Collateral” shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

“Commitment” shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 of the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

“Commitment Percentage” shall mean, as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender’s Tranche A Commitment and the Lender’s Tranche B Commitment.

“Commitment Period” shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

“Completion” shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect).  If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee without any improvements financed pursuant to the Operative Agreements, the date of Completion for such Property shall be the Property Closing Date.

“Completion Date” shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or (b) the Construction Period Termination Date.

“Compliance Certificate” shall mean the compliance certificate required from the Lessee from time to time pursuant to Section 8.3A(a)(iii) of the Participation Agreement.

“Condemnation” shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a materially adverse change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

“Consolidated EBITDA” shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

“Consolidated Gross Revenue” shall mean total revenues as reported in the consolidated income statement of the Parent and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Leverage Ratio” shall mean, as of the end of any fiscal quarter of the Parent and its Consolidated Subsidiaries for the four fiscal quarter period ending on such date with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt of the Parent and its Consolidated Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis, net income (excluding extraordinary items) determined in accordance with GAAP.

“Consolidated Net Worth” shall mean, as of any date with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis, shareholders’ equity or net worth, as determined in accordance with GAAP.

“Consolidated Subsidiary” shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

“Consolidated Tangible Net Worth” shall mean, as of any date with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis, Consolidated Net Worth minus intangible assets as determined in accordance with GAAP.

“Constructed Property” shall have the meaning given to such term in Section 5.3(t) of the Participation Agreement.

“Construction Advance” shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

“Construction Agent” shall mean Sabre Inc., a Delaware corporation, as the construction agent under the Agency Agreement.

“Construction Agent Options” shall have the meaning given to such term in Section 2.1 of the Agency Agreement.

“Construction Budget” shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

“Construction Commencement Date” shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

“Construction Contract” shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

“Construction Loan” shall mean any Loan made in connection with a Construction Advance.

“Construction Loan Property Cost” shall mean with respect to each Construction Period Property at the date of determination, an amount (and for the various items and occurrences giving rise to such amounts including without limitation the Hard Costs and the Soft Costs) equal to (a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

“Construction Period” shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

“Construction Period Property” means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

“Construction Period Termination Date” shall mean the earlier of (i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the thirty (30) month anniversary of the Initial Closing Date.

“Contractor” shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

“Controlled Group” shall mean as of the applicable date all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

“Co-Owner Trustee” shall have the meaning given to such term in Section 9.2 of the Trust Agreement.

“Credit Agreement” shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

“Credit Agreement Default” shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

“Credit Agreement Event of Default” shall mean any event or condition defined as an “Event of Default” in Section 6 of the Credit Agreement.

“Credit Documents” shall mean the Participation Agreement, the Agency Agreement, the Credit Agreement, the Notes and the Security Documents.

“Debt Rating” shall mean, as of any date of determination thereof, the rating most recently published by the Rating Agencies relating to the unsecured, unsupported senior long–term debt obligations of the Parent.

“Deed” shall mean a general warranty deed regarding the Land and/or Improvements in form and substance reasonably satisfactory to the Agent.

“Default” shall mean any event, act or condition which is not cured pursuant to the Operative Agreements which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Holder” shall have the meaning given to such term in Section 12.4 of the Participation Agreement.

“Defaulting Lender” shall have the meaning given to such term in Section 12.4 of the Participation Agreement.

“Deficiency Balance” shall have the meaning given to such term in Section 22.1(b) of the Lease Agreement.

“Documents” shall have the meaning given to such term in Section 1(a) of the Security Agreement.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Election Notice” shall have the meaning given to such term in Section 20.1 of the Lease.

“Eligible Assignee” shall mean (a) a Lender or a Holder, as the case may be; (b) an Affiliate of a Lender or a Holder, as the case may be; and (c) (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, and (ii) a finance company, insurance company, other financial institution, fund or other entity that is an “accredited investor” (as defined in Regulation D), is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has total assets in excess of $500,000,000, provided that in the case of clause (i) and (ii) above, such Person shall be approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with the Operative Agreements, the Lessee or the Construction Agent, such approval not to be unreasonably withheld or delayed by the Lessee or the Construction Agent and such approval to be deemed given by the Lessee or the Construction Agent if no objection is received by the assigning Lender or Holder and the Agent from the Lessee or the Construction Agent within five Business Days after notice of such proposed assignment has been provided by the assigning Lender or Holder to the Lessee or the Construction Agent; provided, however, that neither the Lessee or the Construction Agent nor an Affiliate of the Lessee or the Construction Agent shall qualify as an Eligible Assignee.

“Employee Benefit Plan” shall have the meaning given to the term “Plan.”

“Environmental Claim” shall mean any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising pursuant to, or in connection with, an actual or alleged violation of any Environmental Law (a) in connection with any Hazardous Substance, (b) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Governmental Authority or (c) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

“Environmental Laws” shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Governmental Authority relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly-owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., and state statutes analogous thereto.

“Environmental Violation” shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

“Equipment” shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including all equipment described in the Appraisal, including all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers (including network cabling), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

“Equipment Schedule” shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

“Equity Issuance” shall mean any issuance by the Parent or any Consolidated Subsidiary to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock, excluding any of the foregoing with respect to any employee programs.  The term “Equity Issuance” shall not include any Asset Disposition.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414 of the Code.

“ERISA Event” shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by Lessee, any Subsidiary of Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Pension Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Pension Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Pension Plan; or (g) the adoption of an amendment to any Pension Plan requiring the provision of security to such Pension Plan pursuant to Section 307 of ERISA, but only to the extent any of the foregoing events results in, or is reasonably expected to result in, liability to Lessee or any Subsidiary of Lessee in excess of $15,000,000.

“Eurocurrency Reserve Requirements” shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Eurodollar Holder Advance” shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

“Eurodollar Loans” shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate” means, for any Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate (a/k/a Dow Jones Markets) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Eurodollar Loan or Eurodollar Holder Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; except that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).  As used herein, “Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) (“RMMRS”).  In the event the RMMRS is not then quoting such offered rates, “Eurodollar Rate” shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by Bank of America, N.A. to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance.  If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

“Event of Default” shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

“Excepted Payments” shall mean and include:

(a)           all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

(b)           any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

(c)           any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder’s interest in the Trust Estate (or a portion thereof);

(d)           any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

(e)           any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

(f)            Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee;

(g)           any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

(h)           any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

“Excess Proceeds” shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

“Excluded Taxes” shall have the meaning given to such term in Section 11.2(b) of the Participation Agreement.

“Exculpated Persons” shall mean the Trust Company (except with respect to the representations and warranties and the other obligations of the Trust Company pursuant to the Operative Agreements expressly undertaken in its individual capacity, including without limitation the representations and warranties of the Trust Company pursuant to Section 6.1 of the Participation Agreement, the obligations of the Trust Company pursuant to Section 8.2 of the Participation Agreement and the obligations of the Trust Company pursuant to the Trust Agreement), the Holders (except with respect to the obligations of the Holders pursuant to the Participation Agreement and the Trust Agreement expressly undertaken in their respective individual capacities), and the officers, directors and shareholders of, and partners in, such Persons.

“Exempt Payments” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“Expiration Date” shall mean either (a) the Basic Term Expiration Date or (b) the last Business Day of the applicable Renewal Term; except that in no event shall the Expiration Date be later than the anniversary of the Initial Closing Date occurring in the year 2004, unless such later date has been expressly agreed to in writing by each of the Lessee, the Agent, the Lenders and the Holders.

“Fair Market Sales Value” shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero Dollars ($0), that would be paid in an arm’s-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property.  Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

“Federal Funds Effective Rate” shall have the meaning given to such term in the definition of “ABR”.

“Financing Parties” shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

“Fixtures” shall mean all fixtures, as such term is defined in the UCC, relating to the Improvements, and all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

“Force Majeure Event” shall mean any event beyond the control of the Construction Agent, including without limitation strikes or lockouts (but only when the Construction Agent is legally prevented from securing replacement labor or materials as a result thereof), adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials after all possible efforts have been expended by the Construction Agent, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent’s financial condition.

“Form 1001” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“Form 4224” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“Funded Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof), (e) the principal portion of all obligations of such Person under Capitalized Leases, (f) all Support Obligations of such Person with respect to Funded Debt of another Person, (g) the maximum available amount of all standby letters of credit or acceptances or bank guarantees issued or created for the account of such Person (excluding all performance standby letters of credit and performance bank guarantees), (h) all Funded Debt of another Person secured by a Lien on any property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (i) the amount of such Funded Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to such Lien, (i) the outstanding attributed principal amount under any securitization transaction, (j) the outstanding Attributed Principal Amount under any Securitization Transaction, and (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.  The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

“Future Amounts” shall have the meaning given to such term in Section 2.1 of the Agency Agreement.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hard Costs” shall mean all costs and expenses payable for Land, supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

“Hazardous Substance” shall mean any of the following:  (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

“Holder Advance” shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

“Holder Amount” shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

“Holder Commitments” shall mean $6,930,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; except that if there is more than one (1) Holder, the Holder Commitment of each Holder shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

“Holder Construction Property Cost” shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

“Holder Overdue Rate” shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by applicable law.

“Holder Property Cost” shall mean with respect to a Property an amount (and/or various items and occurrences giving rise to such amounts including without limitation the Hard Costs and the Soft Costs) equal to the outstanding Holder Advances with respect thereto minus the aggregate principal amount of prepayments or repayments of the Holder Advances allocated to reduce the Holder Property Cost of such Property pursuant to Section 3.4(c) of the Trust Agreement.

“Holder Unused Fee” shall have the meaning given to such term in Section 7.4 of the Participation Agreement.

“Holder Yield” shall mean, with respect to Holder Advances from time to time, either (i) the Eurodollar Rate plus the Applicable Percentage or (ii) the ABR plus 0.75% (75 basis points) per annum as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; except that (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall automatically bear a yield at the ABR plus 0.75% (75 basis points) per annum applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall automatically bear a yield at the ABR plus 0.75% (75 basis points) per annum applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

“Holders” shall mean the banks and financial institutions which may be from time to time holders of Certificates in connection with the TSG Trust 1999-1.

“Impositions” shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings (“Taxes”) including but not limited to (a) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (b) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (c) excise taxes; (d) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (e) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (f) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (g) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (q) any Property or any part thereof or interest therein; (r) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (s) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (t) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (u) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (v) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (w) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (x) the issuance of the Notes or the Certificates; (y) the Owner Trustee, the Trust or the Trust Estate; or (z) otherwise in connection with the transactions contemplated by the Operative Agreements.

“Improvements” shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Loans or the Holder Advances, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, pedestrian or utility tunnels, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

“Indebtedness” of a Person shall mean, without duplication, such Person’s:

(a)           obligations for borrowed money;

(b)           obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade);

(c)           obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

(d)           obligations which are evidenced by notes, acceptances or other instruments;

(e)           Capitalized Lease obligations and the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

(f)            net liabilities under interest rate swap, exchange or cap agreements;

(g)           the outstanding Attributed Principal Amount under any Securitization Transactions; and

(h)           contingent obligations in connection with any of the foregoing.

“Indemnified Liabilities” shall mean any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnified Person suffers or incurs as a result of the assertion of any claim, demand, action or cause of action referenced in Sections 11.1 and/or 11.2 of the Participation Agreement, including those liabilities caused by an Indemnified Person’s own negligence (excluding any loss caused by the gross negligence or willful misconduct of such Indemnified Person and also excluding any loss asserted against one Indemnified Person by another Indemnified Person).

“Indemnified Person” shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Arranger, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

“Indemnity Provider” shall mean, respecting each Property, the Lessee.

“Initial Closing Date” shall mean September 14, 1999.

“Initial Construction Advance” shall mean the initial Advance to pay for:  (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

“Instruments” shall have the meaning given to such term in Section 1(a) of the Security Agreement.

“Insurance Requirements” shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

“Interest Period” shall mean during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months thereafter (with respect solely to the twelve (12) month alternative, only to the extent available to all Lenders and all Holders), as selected by the Lessee in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months thereafter (with respect solely to the twelve (12) month alternative, only to the extent available to all Lenders and all Holders), as selected by the Lessee by irrevocable notice to the Agent in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; except that all of the foregoing provisions relating to Interest Periods are subject to the following:  (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Expiration Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) the aggregate amount of Eurodollar Loans and Eurodollar Holder Advances for any particular Interest Period shall be in the amount of $2,000,000 or more and (E) there shall not be more than eight (8) Interest Periods outstanding at any one (1) time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“Investments”, in any Person, shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any guaranty obligation incurred for the benefit of such Person.

“Land” shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

“Law” shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Governmental Authority.

“Lease” or “Lease Agreement” shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

“Lease Default” shall mean any event or condition which is not cured pursuant to the Operative Agreements which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

“Lease Event of Default” shall have the meaning given to such term in Section 17.1 of the Lease.

“Lease Supplement” shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

“Legal Requirements” shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, the Lessee, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, planning, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

“Lender Commitments” shall mean $203,070,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; except that, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 2.1 to the Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

“Lender Financing Statements” shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

“Lender Unused Fee” shall have the meaning given to such term in Section 7.4 of the Participation Agreement.

“Lenders” shall mean Bank of America and the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

“Lessee” shall have the meaning set forth in the Lease.

“Lessor” shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

“Lessor Basic Rent” shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

“Lessor Financing Statements” shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor’s interest under the Lease to the extent the Lease is deemed by a court of competent jurisdiction to be a security agreement or a mortgage.

“Lessor Lien” shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

“Limited Recourse Amount” shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

“Loan Basic Rent” shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise).

“Loan Property Cost” shall mean, with respect to each Property at any date of determination, an amount (and for the various items and occurrences giving rise to such amounts including without limitation the Hard Costs and the Soft Costs) equal to the remainder of (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

“Loans” shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

“Majority Holders” shall mean at any time, Holders (a) whose Holder Advances outstanding represent more than fifty percent (50%) of the aggregate Holder Advances outstanding or (b) to the extent there are no Holder Advances outstanding, whose Holder Commitments represent more than fifty percent (50%) of the aggregate Holder Commitments.

“Majority Lenders” shall mean at any time, Lenders (a) whose Loans outstanding represent more than fifty percent (50%) of the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, whose Lender Commitments represent more than fifty percent (50%) of the aggregate of the Lender Commitments.

“Majority Secured Parties” shall mean at any time, Lenders and Holders (a) whose Loans and Holder Advances outstanding represent more than fifty percent (50%) of the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, whose Lender Commitments and Holder Commitments represent more than fifty percent (50%) of the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments.

“Marketing Period” shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

“Material Adverse Effect” shall mean a material adverse effect upon (a) the financial condition, operations or properties of the Parent and its Consolidated Subsidiaries, taken as a whole, or (b) the ability of the Lessee to perform in any material respect under the Operative Agreements or (c) the value, utility or useful life of any Property, or (d) the validity or enforceability against Lessee of any of the Operative Agreements to which Lessee is a party, or (e) the priority or perfection of any Financing Party’s interest in any Property.

“Maximum Amount” shall mean (a) one hundred percent (100%) of the cost of the Land for all, but not less than all, the Properties (collectively, the “Land Cost”), plus (b) the product of eighty-nine and nine tenths percent (89.9%) multiplied by the following: (the aggregate Termination Value for all, but not less than all, the Properties, minus the Land Cost, minus all structuring fees payable in connection with the transactions evidenced by the Operative Agreements to Banc of America Securities LLC, Bank of America, N.A. and/or any Affiliates of either of the foregoing, minus accrued, unpaid Holder Yield respecting any and all Construction Period Properties) minus (c) the accreted value (calculated at a rate of five and nine hundred five thousandths percent (5.905%) per annum) of any payments previously made by the Construction Agent or the Lessee regarding any and all Construction Period Properties and not reimbursed minus (d) the product of ten and one-tenth percent (10.1%) multiplied by the aggregate Future Amounts deposited into escrow with the Agent pursuant to Section 2.1 of the Agency Agreement.

“Maximum Residual Guarantee Amount” shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times eighty-four percent (84%).

“Modifications” shall have the meaning given to such term in Section 11.1(a) of the Lease.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage Instrument” shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

“Multiemployer Plan” shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by the Lessee or any of its Subsidiaries or ERISA Affiliates.

“Multiple Employer Plan” shall mean a plan to which the Lessee or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

“Non-Integral Equipment” shall mean Equipment which (a) is personal property that is readily removable without causing material damage to the applicable Property and (b) is not integral or necessary, respecting the applicable Property, for compliance with Section 8.3 of the Lease or otherwise to the structure thereof, the mechanical operation thereof, the electrical systems thereof or otherwise with respect to any aspect of the physical plant thereof.

“Notes” shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

“Obligations” shall have the meaning given to such term in Section 1(a) of the Security Agreement.

“Officer’s Certificate” with respect to any Person shall mean a certificate executed on behalf of such Person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer’s Certificate.

“Operative Agreements” shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Mortgage Instruments, the other Security Documents, the Deeds and the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

“Original Executed Counterpart” shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

“Out Parcel” shall have the meaning given to such term in Section 22.6 of the Lease.

“Out Parcel Allocable Amount” shall mean with respect to any Out Parcel sold in accordance with Section 22.6 of the Lease, an amount equal to the product of (a) the Out Parcel Percentage multiplied by (b) the gross sales proceeds of such Out Parcel; except that in no event shall the Out Parcel Allocable Amount be less than the product of (x) the Out Parcel Percentage multiplied by (y) the amount of the Acquisition Advance for the Property from which such Out Parcel is being sold.

“Out Parcel Percentage” shall mean with respect to any Out Parcel sold in accordance with Section 22.6 of the Lease, a fraction, the numerator of which is the acreage of such Out Parcel and the denominator of which is the acreage of the Property (including the acreage of such Out Parcel) from which such Out Parcel is being sold.

“Overdue Interest” shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

“Overdue Rate” shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

“Owner Trustee,” “Borrower” or “Lessor” shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the TSG Trust 1999-1, and any successor, replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.

“Parent” shall mean Sabre Holdings Corporation, a Delaware corporation.

“Participant” shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

“Participation Agreement” shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

“Payment Date” shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any successor thereto.

“Pension Plan” shall mean a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Permitted Facility” shall mean the Constructed Property and the Undeveloped Property.

“Permitted Liens” shall mean:

(a)           the respective rights and interests of the parties under the Operative Agreements as provided in the Operative Agreements, including Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) of the Participation Agreement with respect to the applicable Property, to the extent such title commitment has been approved by the Agent in its reasonable discretion;

(b)           the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

(c)           Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

(d)           Liens arising by operation of law, materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

(e)           Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

(f)            Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy conditions equivalent to those for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease; and

(g)           Liens arising under Section 8.5 of the Participation Agreement and zoning restrictions; and

(h)           Liens in favor of municipalities to the extent agreed to by the Lessor.

“Permitted Securitization Transaction” shall mean any Securitization Transaction; provided that such Securitization Transaction is either (i) nonrecourse to the Lessee and its Subsidiaries and is on market terms and conditions or (ii) (A) the Agent shall be reasonably satisfied with the structure and documentation for any such transaction and that the terms of such transaction entered into after the Initial Closing Date, including the discount applicable to the receivables which are the subject of such financing and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool or other similar characteristics and (B) the documentation for such transaction shall not be amended or modified in a way which is materially detrimental to the Secured Parties without the prior written approval of the Agent.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

“Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Lessee, any Subsidiary of Lessee or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Plans and Specifications” shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

“Prime Lending Rate” shall have the meaning given to such term in the definition of ”ABR”.

“Property” shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, and each Property for which the Basic Term has commenced.

“Property Acquisition Cost” shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

“Property Closing Date” shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

“Property Cost” shall mean with respect to a Property the aggregate amount (and for the various items and occurrences giving rise to such amounts including without limitation the Hard Costs and the Soft Costs) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a), 7.1(b) and 7.2 of the Participation Agreement and indemnity payments pursuant to Section 11.8 of the Participation Agreement).

“Purchase Option” shall have the meaning given to such term in Section 20.1 of the Lease.

“Rating Agencies” shall mean Moody’s and S&P or, in each case, any successor nationally recognized statistical rating organization.

“Register” shall have the meaning given to such term in Section 9.9 of the Credit Agreement.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

“Renewal Term” shall have the meaning given to such term in Section 2.2 of the Lease.

“Rent” shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

“Rent Commencement Date” shall mean, regarding each Property, the Completion Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Requested Funds” shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

“Requisition” shall have the meaning given to such term in Section 4.2 of the Participation Agreement.

“Responsible Officer” shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Corporate Secretary, any Assistant Corporate Secretary, the Treasurer, or any Assistant Treasurer, or the Director of Corporate Finance and Banking, except that when used with respect to the Trust Company or the Owner Trustee, “Responsible Officer” shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“S&P” shall mean Standard and Poor’s Rating Group, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Sabre” shall mean Sabre Inc., a Delaware corporation, and its successors and permitted assigns.

“Sale Date” shall have the meaning given to such term in Section 22.1(a) of the Lease.

“Sale Notice” shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

“Sale Option” shall have the meaning given to such term in Section 20.1 of the Lease.

“Sale Proceeds Shortfall” shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

“Scheduled Interest Payment Date” shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance (or respecting any Eurodollar Loan or Eurodollar Holder Advance having an Interest Period of six (6) months or twelve (12) months, the three (3) month anniversary of such Interest Period), (b) as to any ABR Loan or any ABR Holder Advance, the fifth Business Day after the end of each calendar quarter and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Expiration Date, as the case may be.

“Secured Parties” shall have the meaning given to such term in the Security Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Securitization Receivables” shall have the meaning assigned to such term in the definition of “Securitization Transaction”.

“Securitization Subsidiary” shall have the meaning assigned to such term in the definition of “Securitization Transaction”.

“Securitization Transaction” shall mean any financing transaction or series of financing transactions that have been or may be entered into by Lessee or any of its Consolidated Subsidiaries pursuant to which such entity may sell, convey or otherwise transfer to a Subsidiary or an Affiliate of Lessee (a “Securitization Subsidiary”), or any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arising in the future) of such entity, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Security Agreement” shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

“Security Documents” shall mean the collective reference to the Security Agreement, the Mortgage Instruments, to the extent the Lease is construed as a security instrument by a court of competent jurisdiction, the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

“Single Employer Plan” shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Soft Costs” shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, design, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, syndication fees, administrative fees, Attorney Costs, other professional fees, upfront fees, brokers’ fees, Transaction Expenses, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Unused Fee, the Holder Unused Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements, costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement and other similar costs of a nature ordinarily and reasonably incurred in connection with construction of any Property.

“Spin-Off Transaction” shall mean the spin-off of the Parent from AMR Corporation.

“Subject Properties” shall mean have the meaning given to such term in Section 6.2(y)(i) of the Participation Agreement.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than fifty percent (50%) equity interest at any time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in any Operative Agreement shall refer to a Subsidiary or Subsidiaries of the Lessee or the Parent, as the context of usage in the particular provision requires.

“Supplemental Amounts” shall have the meaning given to such term in Section 9.18 of the Credit Agreement.

“Supplemental Rent” shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

“Support Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Funded Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Funded Debt or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Funded Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Funded Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Funded Debt, or (iv) to otherwise assure or hold harmless the holder of such Funded Debt against loss in respect thereof.  The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Funded Debt in respect of which such Support Obligation is made.

“Taxes” shall have the meaning given to such term in the definition of “Impositions”.

“Term” shall mean the Basic Term and each Renewal Term, if any.

“Termination Date” shall have the meaning given to such term in Section 16.2(a) of the Lease.

“Termination Notice” shall have the meaning specified in Section 16.1 of the Lease.

“Termination Value” shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or (ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all undistributed Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

“Tranche A Commitments” shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender’s name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; except that no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender’s share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender’s name on Schedule 2.1 to Credit Agreement.

“Tranche A Lenders” shall mean the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

“Tranche A Loans” shall mean the Loans made pursuant to the Tranche A Commitment.

“Tranche A Note” shall have the meaning given to such term in Section 2.2 of the Credit Agreement.

“Tranche B Commitments” shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender’s name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; except that no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender’s share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender’s name on Schedule 2.1 to Credit Agreement.

“Tranche B Lenders” shall mean the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

“Tranche B Loan” shall mean the Loans made pursuant to the Tranche B Commitment.

“Tranche B Note” shall have the meaning given to such term in Section 2.2 of the Credit Agreement.

“Transaction Expenses” shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Section 7.1 and 7.2 of the Participation Agreement and the following:

(a)           Attorney Costs for the Lessee, the Construction Agent, the Owner Trustee and the Agent in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

(b)           the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee or the Construction Agent in connection with the transaction contemplated by the Operative Agreements;

(c)           any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

(d)           any other reasonable fees, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements; and

(e)           any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

“Trust” shall mean the TSG Trust 1999-1.

“Trust Agreement” shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

“Trust Company” shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

“Trust Estate” shall have the meaning given to such term in Section 2.2 of the Trust Agreement.

“TSG Trust 1999-1” shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

“Type” shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

“UCC Financing Statements” shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

“Unanimous Vote Matters” shall have the meaning given to such term in Section 12.4 of the Participation Agreement.

“Undeveloped Property” shall have the meaning given to such term in Section 5.3(t) of the Participation Agreement.

“Unfunded Amount” shall have the meaning given to such term in Section 3.2 of the Agency Agreement.

“Unfunded Liability” shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unused Fee” shall mean, collectively, the Holder Unused Fee and the Lender Unused Fee.

“Unused Fee Payment Date” shall mean the fifth Business Day following the end of each calendar quarter and the fifth Business Day after the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

“U.S. Person” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“U.S. Taxes” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“Withholdings” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

“Work” shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

“Year 2000 Compliant” shall have the meaning given to such term in Section 6.2(v) of the Participation Agreement.

“Year 2000 Problem” shall mean the risk that computer applications used by the Lessee, any of its Subsidiaries or any supplier, vendor or customer of the Lessee or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.